                                                                     Exhibit 4.5



- --------------------------------------------------------------------------------



                               AZTAR CORPORATION,

                                   as Issuer,

                                      and

                       AMERICAN BANK NATIONAL ASSOCIATION

                                   as Trustee

                                ---------------


                                   INDENTURE


                           Dated as of ________, 1994

                                ---------------


                     __% Senior Subordinated Notes Due 2004



- --------------------------------------------------------------------------------

                     CROSS-REFERENCE TABLE

Trust Indenture Act Section         Indenture Section
- ---------------------------         -----------------

(S)     310(a)(1)   .....................   508
           (a)(2)   .....................   508
           (a)(3)   .....................   Not applicable
           (a)(4)   .....................   Not applicable
           (b)      .....................   508, 509

(S)     311(a)      .....................   512
           (b)      .....................   512
           (c)      .....................   Not applicable

(S)     312(a)      .....................   207
           (b)      .....................   108
           (c)      .....................   108

(S)     313(a)      .....................   513(a)
           (b)      .....................   513(b)
           (c)      .....................   513(b)
           (d)      .....................   513(c)

(S)     314(a)      .....................   713
           (a)(2)   .....................   714
           (b)(1)   .....................   Not applicable
           (b)(2)   .....................   Not applicable
           (c)(1)   .....................   103
           (c)(2)   .....................   103
           (c)(3)   .....................   103

- ----------------------------

Note: This Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.


Trust Indenture Act Section         Indenture Section
- ---------------------------         -----------------
           (d)      .....................   Not applicable
           (e)      ....................    103

(S)     315(a)      .....................   501(a), (d)
           (b)      .....................   502
           (c)      .....................   501(b)
           (d)      .....................   501(c)
           (d)(1)   .....................   501(a)
           (d)(2)   .....................   501(c)(2)
           (d)(3)   .....................   501(c)(3)
           (e)      .....................   414

(S)     316(a)      .....................   402, 412, 413
           (a)(1)(A).....................   402, 412
           (a)(1)(B).....................   413
           (a)(2)   .....................   Not applicable
           (b)      .....................   408, 602

(S)     317(a)(1)   .....................   403
           (a)(2)   .....................   404
           (b)      .....................   703

(S)     318(a)      .....................   109

- ----------------------------

Note: This Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                       TABLE OF CONTENTS

                                                       Page
                                                       ----

                          ARTICLE ONE

  Definitions and Other Provisions of General Application

SECTION  101   Definitions.............................   1
SECTION  102   Incorporation by Reference of TIA.......  27
SECTION  103   Compliance Certificates and Opinions....  27
SECTION  104   Form of Documents Delivered to
                 Trustee...............................  28
SECTION  105   Acts of Holders.........................  29
SECTION  106   Notices, etc. to Trustee and the Company  30
SECTION  107   Notice to Holders; Waiver...............  31
SECTION  108   Communication by Holders with Other
                 Holders...............................  31
SECTION  109   Conflict with TIA.......................  31
SECTION  110   Rules by Trustee and Agents.............  32
SECTION  111   No Recourse Against Others..............  32
SECTION  112   Execution in Counterparts...............  32
SECTION  113   Effect of Headings and Table
                 of Contents...........................  32
SECTION  114   No Adverse Interpretation of
                 Other Agreements......................  32
SECTION  115   Successors and Assigns..................  32
SECTION  116   Separability Clause.....................  32
SECTION  117   Benefits of Indenture...................  33
SECTION  118   Governing Law and Choice of Forum.......  33
SECTION  119   Legal Holidays..........................  33
SECTION  120   Incorporation of Exhibit................  34


                          ARTICLE TWO

                           The Notes

SECTION  201   Form....................................  34
SECTION  202   Title and Terms.........................  35
SECTION  203   Denominations...........................  35
SECTION  204   Execution, Authentication, Delivery,
                 and Dating............................  35

                                                     Page
                                                     ----

SECTION  205   Temporary Notes......................  36
SECTION  206   Registration, Registration of
                 Transfer and Exchange..............  37
SECTION  207   Holder Lists.........................  38
SECTION  208   Mutilated, Destroyed, Lost or
                 Stolen Notes.......................  38
SECTION  209   Payment of Principal and Interest;
                 Principal and Interest Rights
                 Preserved..........................  39
SECTION  210   Persons Deemed Owners................  41
SECTION  211   Cancellation.........................  41
SECTION  212   Computation of Interest..............  41
SECTION  213   CUSIP Number.........................  41


                      ARTICLE THREE

           Satisfaction and Discharge; Defeasance

SECTION  301   Satisfaction and Discharge of
                 Indenture; Defeasance..............  42
SECTION  302   Application of Trust Money...........  46
SECTION  303   Repayment to the Company.............  47
SECTION  304   Reinstatement........................  47
SECTION  305   Indemnity............................  48


                      ARTICLE FOUR

                  Defaults and Remedies

SECTION  401   Events of Default....................  48
SECTION  402   Acceleration of Maturity; Rescission
                 and Annulment......................  50
SECTION  403   Collection Suits by Trustee..........  52
SECTION  404   Trustee May File Proofs of Claim.....  53
SECTION  405   Trustee May Enforce Claims Without
                 Possession of Notes................  54
SECTION  406   Application of Money Collected.......  54
SECTION  407   Limitation on Suits..................  55

                                                            Page
                                                            ----

SECTION  408   Unconditional Right of Holders to Receive
                 Principal and Interest....................  56
SECTION  409   Restoration of Rights and Remedies..........  56
SECTION  410   Rights and Remedies Cumulative..............  56
SECTION  411   Delay or Omission Not Waiver................  56
SECTION  412   Control by Holders..........................  56
SECTION  413   Waiver of Past Defaults.....................  57
SECTION  414   Undertaking for Costs.......................  58


                         ARTICLE FIVE

                          The Trustee

SECTION  501   Certain Duties and Responsibilities.........  58
SECTION  502   Notice of Defaults..........................  60
SECTION  503   Certain Rights of Trustee...................  60
SECTION  504   Not Responsible for Recitals or
                 Issuance of Notes.........................  61
SECTION  505   May Hold Notes..............................  62
SECTION  506   Money Held in Trust.........................  62
SECTION  507   Compensation and Reimbursement..............  62
SECTION  508   Eligibility; Disqualification...............  63
SECTION  509   Resignation and Removal; Appointment
                 of Successor..............................  63
SECTION  510   Acceptance of Appointment by
                 Successor.................................  65
SECTION  511   Merger, Conversion, Consolidation or
                 Succession to Business....................  66
SECTION  512   Preferential Collection of Claims
                 Against the Company.......................  66
SECTION  513   Reports by Trustee..........................  67


                         ARTICLE SIX

             Amendments, Supplements and Waivers

SECTION  601   Without Consent of Holders..................  68
SECTION  602   With Consent................................  69
SECTION  603   Compliance with Trust Indenture Act.........  70

                                                          Page
                                                          ----

SECTION  604   Revocation and Effect of Consents.........  70
SECTION  605   Notation on or Exchange of Notes;
                 Effect of Supplemental Indenture........  71
SECTION  606   Trustee Protected.........................  71

                            ARTICLE SEVEN

                              Covenants

SECTION  701   Payment of Notes..........................  71
SECTION  702   Maintenance of Office or Agency...........  72
SECTION  703   Money for Note Payments to be
                 Held in Trust...........................  72
SECTION  704   Limitation on Restricted Payments.........  74
SECTION  705   Limitation on Indebtedness................  78
SECTION  706   Limitation on Liens.......................  80
SECTION  707   Limitation on Payment Restrictions
                 Affecting Restricted Subsidiaries.......  80
SECTION  708   Limitation on Capital Stock of
                 Restricted Subsidiaries.................  82
SECTION  709   Transactions with Affiliates..............  82
SECTION  710   Restriction on Incurrence of Certain
                 Indebtedness............................  82
SECTION  711   Change of Control.........................  83
SECTION  712   SEC Reports...............................  85
SECTION  713   Compliance Certificates...................  85
SECTION  714   Continued Existence and Rights............  86
SECTION  715   Maintenance of Properties and
                 Other Matters...........................  86
SECTION  716   Taxes and Claims..........................  88
SECTION  717   Waiver of Stay, Extension and Usury Laws..  88
SECTION  718   Investment Company Act....................  89


                            ARTICLE EIGHT

             Merger, Consolidation and Sale of Assets

SECTION  801   When Company May Merge, etc...............  89
SECTION  802   Successor Corporation Substituted.........  90

                                                          Page
                                                          ----

                            ARTICLE NINE

                             Redemption

SECTION  901   Notices to Trustee.......................   91
SECTION  902   Selection of Notes to Be Redeemed........   91
SECTION  903   Notice of Redemption.....................   91
SECTION  904   Effect of Notice of Redemption...........   92
SECTION  905   Deposit of Redemption Price..............   92
SECTION  906   Notes Redeemed in Part...................   93
SECTION  907   Redemption Pursuant to Gaming
                 Jurisdiction Law.......................   93

                            ARTICLE TEN

                           Subordination

SECTION 1001   Agreement to Subordinate.................   95
SECTION 1002   Liquidation; Dissolution;
                 Bankruptcy.............................   95
SECTION 1003   Default on Senior Indebtedness...........   97
SECTION 1004   When Distribution Must Be Paid Over......   98
SECTION 1005   Notice by the Company....................   98
SECTION 1006   Subrogation..............................   98
SECTION 1007   Relative Rights..........................   99
SECTION 1008   Subordination May Not Be Impaired
                 by the Company.........................   99
SECTION 1009   Distribution or Notice to
                 Representatives........................   99
SECTION 1010   Rights of Trustee and Paying Agent.......   99
SECTION 1011   Trustee Entitled to Assume Payments Not
                 Prohibited in Absence of Notice........  100
SECTION 1012   Application by Trustee of Monies
                 Deposited With It......................  100
SECTION 1013   Trustee's Compensation Not Prejudiced....  100
SECTION 1014   Officers' Certificate....................  101
SECTION 1015   Certain Payments.........................  101
SECTION 1016   Names of Representatives.................  101
SECTION 1017   No Fiduciary Duty Created to Holders
                 of Senior Indebtedness of the Company..  101

                                                              Page
                                                              ----

SIGNATURES..................................................   102

EXHIBIT A - Form of Note....................................   A-1

______________

Note: This Table of Contents shall not for any purpose be deemed to be a part of the Indenture.

          INDENTURE, dated as of ________, 1994, among AZTAR CORPORATION, a Delaware corporation (the "Company"), and AMERICAN BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                                   RECITALS

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its __% Senior Subordinated Notes Due 2004 (the "Notes").

          All covenants and agreements made by the Company herein are for the benefit of the Holders of the Notes. All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms have been done.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 101. Definitions. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them from time to time in accordance with generally accepted accounting principles;

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision and all references to Sections refer to Sections hereof; and

          (4)  "or" is not exclusive.

          (b) As used herein, the following terms shall have the following meanings:

          "Accountants' Certificate" means a written opinion or verification from a nationally recognized firm of independent certified public accountants.

          "Act" shall have the meaning provided in Section 105.

          "Adamar of Nevada" means Adamar of Nevada, a Nevada corporation.

          "Affiliate" means, with respect to any Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by such Person or any Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar or Paying Agent.

          "Asset Sale" means the sale or other disposition (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) by the Company or one of its Subsidiaries to any Person other than the Company or one of its Subsidiaries of (i) any of the Capital Stock of any of the Subsidiaries of the Company or (ii) any other assets of the Company or any assets of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary.

          "Authorized Officer" means, with respect to any Person, the chief executive officer, president, chief financial officer or treasurer of such Person.

          "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" shall have the meaning provided in Section 401(5).

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any authorized committee of such board.

          "Business Day" means a day, other than a Saturday or a Sunday, on which banks in New York City and the City of Los Angeles are open for business and not required or authorized to close and, with respect to any place of payment other than New York City, a day, other than a Saturday or a Sunday, on which banks in New York City and in the place of such payment are open for business and not required or authorized to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

          "Capitalized Lease Obligation" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property, which obligation is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under generally accepted accounting principles. For purposes of this Indenture, the amount of such obligation at any date shall be the outstanding amount thereof at such date, determined in accordance with generally accepted accounting principles.

          "Change of Control" means any one or more of the following:

     (A) the Company shall consolidate with or merge into any other corporation or any other corporation shall consolidate with or merge into the Company (in either case, other than a consolidation or merger with a Wholly Owned Subsidiary in which all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration), in either case pursuant to a transaction in which substantially all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities (other than Voting Stock of the Company) or other property; provided, however, that the term "Change of Control" shall not include any such consolidation or merger if, with respect to such consolidation or merger, (x) substantially all of the Voting Stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for Voting Stock of the surviving corporation or the ultimate parent of the surviving corporation (the "Merger Common Stock"), (y) the Merger Common Stock, immediately following the effectiveness thereof, is listed for trading on the New York Stock Exchange or the American Stock Exchange or is quoted on the National Association of Securities Dealers Automated Quotation System and is designated as a "national market system security" and (z) immediately after the effectiveness thereof, the Persons who were holders of Voting Stock of the Company immediately prior to the effectiveness thereof (excluding Persons who immediately prior to the effectiveness thereof were Affiliates of the corporation consolidated or merged with the Company in such consolidation or merger (other than Persons who were such Affiliates solely as a result of the ownership by the Company of Capital Stock in such consolidated or merged corporation)) hold in the aggregate more than 50% of the then outstanding Voting Stock of the surviving corporation (or the ultimate parent of the surviving corporation);

     (B) the Company shall convey, transfer or lease all or substantially all its assets to any Person or Persons (other than to a Wholly Owned Subsidiary); provided, however, that the term "Change of Control" shall not include any such conveyance, transfer or lease of assets (1) pursuant to a

     Sale and Leaseback Transaction or (2) if immediately after the effectiveness thereof, the Persons who were holders of Voting Stock of the Company immediately prior to the effectiveness thereof (excluding Persons who immediately prior to the effectiveness thereof were Affiliates of the transferee of such assets (other than Persons who were such Affiliates solely as a result of the ownership by the Company of Capital Stock in such transferee)) hold in the aggregate more than 50% of the then outstanding common stock of such transferee; or

          (C) any Person (other than the Company) or group shall acquire, directly or indirectly, beneficial ownership, in the aggregate, of 50% or more of the outstanding shares of Voting Stock of the Company or securities representing 50% or more of the combined Voting Power of the Company's Voting Stock (the "Controlling Securities"), in either case, outstanding on the date immediately prior to the date of the last such acquisition by such Person or group; provided, however, that the term "Change of Control" shall not include any such acquisition that results in the Company ESOP and members of management of the Company who have been employed in a management capacity with the Company for at least eighteen months owning 50% or more of the Voting Stock of the Company or 50% or more of the Controlling Securities.

          "Change of Control Offer" shall have the meaning provided in Section 711(a).

          "Change of Control Payment Date" shall have the meaning provided in
Section 711(b)(2).

          "Company" means Aztar Corporation unless and until a successor replaces it in accordance with the terms of this Indenture and thereafter means such successor.

          "Company ESOP" means the employee stock ownership plan adopted by the Company.

          "Company Request" or "Company Order" means a written request or order, respectively, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

          "Consolidated Amortization Expense" means, for any period, amortization expense of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period (including, without limitation, any amortization or write-offs of deferred financing costs by the Company and its Restricted Subsidiaries during such period).

          "Consolidated Depreciation Expense" means, for any period, depreciation expense of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period.

          "Consolidated Fixed Charge Coverage Ratio" means, as of any Transaction Date, the ratio of (i) Consolidated Operating Cash Flow for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date to (ii) Consolidated Fixed Charges which will accrue during the then current fiscal quarter in which such Transaction Date occurs (beginning on the first day of such quarter) and the three fiscal quarters immediately subsequent to the end of such current fiscal quarter, provided that, for the purpose of calculating Consolidated Fixed Charges for the period described in this clause (ii), (A) the interest rate on any Indebtedness bearing interest at a rate that is adjustable based on market rate levels shall be calculated based on the assumption that the applicable market rate level in effect on the Transaction Date shall remain constant throughout such period at the market rate level in effect on the Transaction Date, (B) adjustments that are reasonably anticipated to occur during such period to Consolidated Fixed Charges shall be included in such calculation (including such adjustments that result from the scheduled maturity of Indebtedness of the Company and its Restricted Subsidiaries) and (C) Indebtedness shall be included in such calculation that is reasonably anticipated to be created, incurred, assumed or guaranteed by, or to otherwise become the obligation of, the Company or any Restricted Subsidiary; provided, however, that, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Consolidated Operating Cash Flow and Consolidated Fixed Charges shall (x) include the consolidated operating cash flow and consolidated fixed charges of any Person to be acquired by the Company or any of its Restricted Subsidiaries as a Restricted Subsidiary in connection with the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, (y) include the consolidated operating cash flow and consolidated fixed charges of any other Person acquired during the period described in clause (i) above by the Company or by any of its Restricted Subsidiaries as a Restricted Subsidiary and (z) exclude the consolidated operating cash flow of any Person directly attributable to the Property of such Person that was the subject of an Asset Sale, on a pro forma basis for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to such Transaction Date, in the case of calculating Consolidated Operating Cash Flow, and for the then current fiscal quarter in which such Transaction Date occurs and the three fiscal quarters immediately subsequent to the end of such fiscal quarter (on the same basis as described in clause (ii) above), in the case of calculating Consolidated Fixed Charges. For purposes of the foregoing proviso, the consolidated operating cash flow and consolidated fixed charges of any such Person shall be determined on the same basis as such items are determined for the Company. For purposes of each pro forma determination of the Consolidated Fixed Charge Coverage Ratio in connection with Section 705(a), the proposed new Indebtedness shall be deemed to be incurred on the first day of the fiscal quarter in which the relevant Transaction Date occurs.

          "Consolidated Fixed Charges" means, for any period, the sum of Consolidated Interest Expense plus the Tropicana Payments.

          "Consolidated Income Tax Expense" means, for any period, the income tax expense of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period (other than income tax expense attributable to Asset Sales).

          "Consolidated Interest Expense" means, for any period, without duplication, (A) the sum of (i) the aggregate amount of interest recognized by the Company and its Restricted Subsidiaries during such period in respect of Indebtedness of the Company and its Restricted Subsidiaries (including, without limitation, all interest capitalized by the Company and its Restricted Subsidiaries during such period and all commissions, discounts and other fees and charges owed by the Company and its Restricted Subsidiaries with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Swap Obligations of the Company and its Restricted Subsidiaries),
(ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by the Company and its Restricted Subsidiaries during such period, (iii) to the extent any Indebtedness of any Person is guaranteed by the Company or any of its Restricted Subsidiaries, the aggregate amount of interest paid or accrued by such Person during such period attributable to any such Indebtedness, (iv) one-third of the rent expense incurred under noncancelable operating leases (excluding the Tropicana Lease) during such period and (v) the aggregate amount of Redeemable Dividends recognized by the Company and its Restricted Subsidiaries, whether or not declared during such period, less (B) any amortization or write-off of deferred financing costs by the Company and its Restricted Subsidiaries during such period; in each case after elimination of intercompany accounts among the Company and its Restricted Subsidiaries and as determined in accordance with generally accepted accounting principles.

          "Consolidated Interest Income" means, for any period, interest income from all sources of the Company and its Restricted Subsidiaries, on a consolidated basis, for such period.

          "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that there shall be excluded therefrom (i) gains and losses from Asset Sales or reserves relating thereto, (ii) items classified as extraordinary or nonrecurring, (iii) the income (or loss) of any Unrestricted Subsidiary or Joint Venture, except to the extent that the aggregate amount of cash dividends or other distributions actually paid during such period to the Company or any Restricted Subsidiary by such Unrestricted Subsidiary or Joint Venture in respect of its Capital Stock out of funds legally available therefor exceeds the aggregate amount of new Investments in such Unrestricted Subsidiary or Joint Venture by the Company or any Restricted Subsidiary during such period, (iv) except to the extent includable pursuant to clause (iii), the income (or loss) of any Person accrued or attributable to any period prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or that Person's assets (or a portion thereof) are acquired by the Company or any of its Restricted

Subsidiaries and (v) the income of any Restricted Subsidiary to the extent that such Restricted Subsidiary is prevented by any Legal Requirement from paying such income to the Company or another Restricted Subsidiary. Notwithstanding the foregoing, Consolidated Net Income as used in Section 704 shall include gains (or losses) on the sale by the Company or a Restricted Subsidiary of an Unrestricted Subsidiary.

          "Consolidated Net Rent" means, for any period, without duplication, an amount equal to the total of: (A) the rent expense, net of intercompany rent, incurred by HRN pursuant to the Tropicana Lease plus (B) two-thirds of the rent expense incurred under other noncancelable operating leases.

          "Consolidated Net Worth" means, as of any date, with respect to any Person, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such Person and its Subsidiaries on a consolidated basis at such date, each item determined in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person and its Subsidiaries.

          "Consolidated Operating Cash Flow" means, for any period, without duplication, Consolidated Net Income plus (i) Consolidated Interest Expense plus
(ii) Consolidated Income Tax Expense plus (iii) Consolidated Depreciation Expense plus (iv) Consolidated Amortization Expense plus (v) Consolidated Net Rent plus (vi) equity in unconsolidated partnerships' losses minus (vii) Consolidated Interest Income plus (viii) other non-cash items reducing such Consolidated Net Income, minus (ix) other non-cash items increasing such Consolidated Net Income, for such period, all as determined in accordance with generally accepted accounting principles.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date hereof is located at Corporate Trust Division, 101 E. Fifth Street, Saint Paul, Minnesota 55101; provided, however, that for the purposes of presentation of Notes for payment, transfer or exchange, such term shall mean the office of the Trustee at which it conducts its corporate agency business, which office as of the date hereof shall be 701 S. Western Avenue, Glendale, California 91201.

          "corporation" means any corporation and any voluntary association, joint stock company, business trust or similar organization.

          "Credit Facility" means any agreement between the Company and/or any of its Restricted Subsidiaries and one or more banks or other financial institutions providing for the making of term loans or loans on a revolving basis (including, in either case, construction loans and lines of credit), the issuance of letters of credit and the creation of bankers' acceptances, as any such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified, including any agreement extending the maturity, refinancing or restructuring of all or any portion of the Indebtedness and other obligations under such agreement or any successor agreement.

          "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" shall have the meaning provided in Section 401(5)(iii).

          "Default" means any event or condition which is, or after giving of notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" shall have the meaning provided in Section 209.

          "Designated Senior Indebtedness" means each issue of Senior Indebtedness that (i) has an outstanding principal amount of not less than $25,000,000 and (ii) has been designated as Designated Senior Indebtedness pursuant to an Officers' Certificate of the Company received by the Trustee.

          "Discharged" means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the request and the expense of the Company, shall execute proper instruments acknowledging the same) except (a) the rights of the Holders to receive, from the trust fund described in Section 301(c), payment of the principal of and the interest on such Notes when such payments are due, (b) the Company's obligations with respect to the Notes under Sections 206, 207, 208, 302, 509, 510 and 703 so long as any of the Notes are Outstanding and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder; provided, however, that notwithstanding the foregoing, the obligations of the Company under Sections 303, 304, 305 and 507, together with the definitions in Article One necessary for the interpretation of such Sections, shall survive.

          "DTC" shall have the meaning provided in Section 711.

          "Effective Date" means ________, 1994.

          "Event of Default" shall have the meaning provided in Section 401.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Gaming Authority" means the United States federal government or any state, county, municipality or other political subdivision or any agency or other governmental authority thereof that now or hereafter has jurisdiction over all or any portion of the gaming activities of the Company or any of its Subsidiaries.

          "Gaming Jurisdiction Law" means any law, statute, ordinance, code, regulation, constitutional provision, rule, order, directive or other enforcement requirement now or hereafter in existence of any Gaming Authority.

          "Gaming License" means any license, franchise or other authorization on the date of this Indenture or thereafter required to own, lease, operate or otherwise conduct the gaming business of the Company, including, without limitation, all licenses granted under the New Jersey Act, the Nevada Act, the regulations of the New Jersey Commission, the New Jersey

Division, the Nevada Commission and the Nevada Control Board and other Legal Requirements.

          "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-government unit, whether federal, state, county, district, city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official of any thereof, including, without limitation, the New Jersey Commission, the New Jersey Division, the Nevada Commission, the Nevada Control Board and the Clark County (Nevada) Liquor and Gaming License Board.

          "guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner.

          "Holder" means the Person in whose name a Note is registered in the Register.

          "Holdings" means Ramada New Jersey Holdings, a Delaware corporation.

          "HRN" means Hotel Ramada of Nevada, a Nevada corporation.

          "Indebtedness" means, with respect to any Person, without duplication,
(a) any obligation, contingent or otherwise, for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) any obligation evidenced by bonds, debentures, notes or other similar instruments, (c) any obligation owed for all or any part of the purchase price of Property, other assets or services or for the cost of Property or other assets constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities and incurred in respect of Property or services purchased in the ordinary course of business, (d) any obligation of such Person under or in connection with any letter of credit issued for the account of such Person and all drafts drawn or demands for payment honored thereunder, (e) any obligation under conditional sale or other title retention agreements relating to purchased Property, (f) any obligation issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business), (g) any obligation, contingent or otherwise, as set forth in subclauses (a), (b) and (c) of this definition, of any other Person secured by any Lien in respect of Property of such Person even though such Person has not assumed or become liable for payment of such obligation, (h) any Capitalized Lease Obligation or any other obligation pursuant to any Sale and Leaseback Transaction, (i) any note payable or draft accepted representing an extension of credit (other than extensions of credit for Property and services purchased in the ordinary course of business), whether or not representing an obligation for borrowed money, (j) the maximum fixed repurchase price of any Redeemable Stock,
(k) obligations in respect of Interest Swap Obligations and Currency Agreements and (1) any obligation which is a guarantee with respect to Indebtedness (of a kind otherwise described in this definition) of another Person. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such contingent obligations at such date and, in the case of clause (g), the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent" means a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or in any other obligor upon the Notes or in any Affiliate of the Company or of such other obligor and (3) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor'), any amount paid by the Investor, directly or indirectly, or any transfer of Property, directly or indirectly (such amount to be the fair market value of such Property at the time of transfer as determined in good faith by the Board of Directors of the Investor, whose determination shall be conclusive) by the Investor to any other Person (i) for Capital Stock of, or other equity interest in, or as a capital contribution to, such other Person or (ii) as a direct or indirect loan or advance to such other Person (other than accounts receivable of the Investor arising in the ordinary course of business).

          "Investment Company Act" means the Investment Company Act of 1940, as amended.

          "Jaffe Partnership Interest" means the general partnership interest in Tropicana Enterprises held by members of the Jaffe family pursuant to the Amended and Restated Partnership Agreement dated as of November 19, 1984 between the Jaffe family and Adamar of Nevada, as amended.

          "Joint Venture" means any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint or shared equity interest with the Company or any of its Subsidiaries.

          "Legal Holiday" means any day that is not a Business Day.

          "Legal Requirements" means all laws, statutes and ordinances (including building codes and zoning and environmental laws, regulations and ordinances) and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all Governmental Authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof, or the Trustee (including, without limitation, the New Jersey Act, the Nevada Act and the regulations and supervisory procedures of the New Jersey Division, the New Jersey Commission, the Nevada Commission, the Nevada Control Board and the Clark County (Nevada) Liquor and Gaming License Board, as modified by any variances, special use permits, waivers, exceptions or other exemptions which may from time to time be applicable).

          "Lien" means any mortgage, pledge, lien, charge, deed of trust, security interest, conditional sale or other title retention agreement or any other similar encumbrance (including any agreement to give any security interest).

          "Nevada Act" means the Nevada Gaming Control Act, Nev. Rev. Stat. Ann.
(S)(S) 463.010, et seq., as amended from time to time, or any successor provision of law.

          "Nevada Commission" means the Nevada Gaming Commission or any successor agency appointed pursuant to the Nevada Act.

          "Nevada Control Board" means the Nevada State Gaming Control Board or any successor agency appointed pursuant to the Nevada Act.

          "New Jersey Act" means the New Jersey Casino Control Act, N.J. Stat. Ann. 5:12-1 et seq., (New Jersey Public Law 1977, L. 110) as amended from time to time, or any successor provision of law.

          "New Jersey Commission" means the New Jersey Casino Control Commission or any successor agency appointed pursuant to the New Jersey Act.

          "New Jersey Division" means the Division of Gaming Enforcement of the New Jersey Department of Law and Public Safety or any successor division or agency.

          "Notes" means the notes, as amended or supplemented from time to time, that are issued under this Indenture.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer (other than the treasurer) and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of such Person.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Outstanding" means, with respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

          (i) the Notes theretofore cancelled by the Trustee or delivered to the Corporate Trust Office of the Trustee for cancellation;

          (ii) the Notes for whose payment or redemption money in the necessary amount has been theretofore deposited (other than pursuant to Article III) with the Trustee or any Paying Agent (other than the Company or an Affiliate thereof), provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) the Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture except for the Notes replaced pursuant to Section 208 if the Trustee has received proof satisfactory to it that the replaced Note is held by a bona fide purchaser;

provided, however, that solely for the purpose of determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes held of record or beneficially owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so held or owned shall be so disregarded. Notes so held or owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

          "Paying Agent" means any Person authorized by the Company pursuant to
Section 702 to pay the principal of or interest on any Notes on behalf of the Company. The Trustee shall be the Paying Agent until a successor replaces it.

          "Payment Blockage Period" shall have the meaning provided in Section 1003.

          "Permitted Liens" means, with respect to any Person, (i) Liens for taxes, assessments, governmental charges or claims which are not yet due and payable or are being contested in good faith by such Person by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made by such Person;
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in accordance with generally accepted accounting principles shall have been made by such Person; (iii) Liens incurred or deposits made by such Person in the ordinary course of business in connection with worker's compensation, unemployment insurance, medical insurance and other types of social security and deposits made by such Person in the ordinary course of business in connection with other kinds of insurance; (iv) Liens incurred or deposits made by such Person to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of such Person or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired by such Person after the date of this Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, all costs (including the cost of construction) of the item of Property subject thereto, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other Property other than such item of Property and any improvements on such item and (d) the incurrence of such Indebtedness is permitted by Section 705; (vii) Liens upon specific items of inventory or other goods and proceeds of such Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or other goods; (viii) Liens securing reimbursement obligations with respect to commercial letters of credit issued for the account of such Person which encumber documents and other Property relating to such commercial letters of credit and the products and proceeds thereof; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by such Person; (x) licenses, leases or subleases granted to others not interfering in any material adverse respect with the business of such Person or any of its Subsidiaries;
(xi) Liens encumbering Property or assets of such Person under construction arising from progress or partial payments by a customer of such Person or one of its Subsidiaries relating to such Property or assets; (xii) Liens encumbering customary initial deposits and margin accounts, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the gaming industry, in each case securing Interest Swap Obligations or Currency Agreements; (xiii) Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of such Person or its Subsidiaries; (xiv) any interest or title of a lessor in the Property subject to any Capitalized Lease obligation or operating lease which, in each case, is permitted under this Indenture; (xv) Liens securing obligations to the Trustee pursuant to the compensation and indemnity provisions of this Indenture; (xvi) purchase money liens securing payables arising from the purchase by such Person or any of its Subsidiaries of any equipment or goods in the ordinary course of business, provided that such payables do not constitute Indebtedness; (xvii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by such Person or any of its Subsidiaries in the ordinary course of business; (xviii) Liens for judgments or orders not giving rise to a Default or Event of Default; and (xix) Liens not specified in the foregoing and not otherwise permitted by Section 706, provided that the aggregate Indebtedness secured by the Liens under this clause (xix) shall not exceed $5,000,000 at any time.

          "Person" means any individual, partnership, corporation, venture, joint venture, unincorporated organization, association, joint-stock company, trust or Governmental Authority.

          "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note. For the purposes of this definition, any Note authenticated and delivered under Section 208 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Preferred Share Purchase Rights" shall have the meaning given to the term "Rights" in the Rights Agreement dated as of December 20, 1989 between the Company and First Interstate Bank of Arizona, N.A.

          "Principal" means, with respect to any debt security (including any Note), the principal of such debt security plus the premium, if any, on such debt security.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Qualified Capital Stock" means Capital Stock not constituting Redeemable Stock.

          "Ramada" means Ramada Inc., a Delaware corporation.

          "Redeemable Dividend" means, for any dividend payable with respect to Redeemable Stock, (i) to the extent such dividend is fully deductible for federal income tax purposes, the amount of such dividend and (ii) to the extent such dividend may not be deductible, the quotient of the amount of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

          "Redeemable Stock" means, with respect to any Person, any equity security issued by such Person that by its terms or otherwise is required to be redeemed (other than a security that is required to be redeemed only in the event that a holder of such security fails to qualify or to be found suitable or otherwise eligible under a Gaming Jurisdiction Law to remain as a holder of such security) or is redeemable at the option of the holder of such security at any time prior to the maturity of the Notes.

          "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

          "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

          "Register" shall have the meaning provided in Section 206.

          "Registrar" shall have the meaning provided in Section 206.

          "Regular Record Date" means, for the interest payable on any Interest Payment Date in respect of a Note, the date so specified in Paragraph 2 of such Note.

          "Replacement Indebtedness" shall have the meaning provided in Section 705.

          "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

          "Restricted Payments" shall have the meaning provided in Section 704.

          "Restricted Subsidiary" means any Subsidiary of the Company that (i) has not been designated by the Board of Directors of the Company as an Unrestricted Subsidiary or (ii) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors of the Company as a Restricted Subsidiary, in each case as provided under the definition of Unrestricted Subsidiary in this Section 101.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company of any Property, whether owned at the date of this Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property if, after giving effect to such arrangement, the Company or a Subsidiary of the Company operates the business, if any, located on such Property.

          "SEC" means the Securities and Exchange Commission.

          "Senior Indebtedness" means the principal of, interest (including without limitation, interest at the contract rate subsequent to the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Company) on and other amounts due on or in connection with any Indebtedness of the Company for money borrowed from others, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, which, at the date of the Indenture or at the time of any such creation, incurrence, assumption or guarantee, (i) is by its terms expressly senior to and not subordinate or subject in right of payment to any other

Indebtedness of the Company, or (ii) is secured by a lien on any Property of the Company or any of its Subsidiaries; provided, however, that Senior Indebtedness shall not include any such Indebtedness if (A) the value of the collateral securing such Indebtedness at time of incurrence is less than the amount of such Indebtedness or (B) the value of any Property substituted for the collateral securing such Indebtedness is less than the value of the collateral so released in either case as determined by the Company and set forth in an Officer's Certificate of the Company received by the Trustee, which certificate shall be conclusive evidence of the correctness of the matters set forth herein, or (iii) has been designated Senior Indebtedness pursuant to an Officers' Certificate of the Company received by the Trustee. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not mean (a) Indebtedness of the Company to a Subsidiary of the Company for money borrowed or advances from such Subsidiary,
(b) Indebtedness representing the maximum fixed repurchase price of any Capital Stock of the Company which by its terms or otherwise is or may be required to be redeemed or repurchased prior to the Stated Maturity of the Notes or at the option of the holder thereof, (c) Indebtedness of the Company to any officer or director thereof, (d) obligations owing under judgments arising out of obligations that are not Indebtedness for borrowed money, (e) accounts payable or any other Indebtedness to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services and (f) any liability for federal, state, local or other taxes owed or owing by the Company.

          "Series B Preferred Stock" means shares of the Company's preferred stock, Series B held by the trustee for the Company ESOP.

          "Significant Subsidiary" means any Subsidiary of the Company (i) the revenues attributable to which for the then most recently completed four fiscal quarters constituted 5% or more of the consolidated revenues of the Company and its Subsidiaries for such period, (ii) the assets of which as of the end of such period constituted 5% or more of the consolidated assets of the Company and its Subsidiaries as of the end of such period or (iii) that operates, owns or leases any Property that is material to the business operations of the Company or any Restricted Subsidiary.

          "Special Record Date" means a date fixed by the Trustee pursuant to
Section 209.

          "Stated Maturity" means, with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed day on which the principal on such Note or such installment of interest is due.

          "Stock Pledge" means the Stock Pledge Security and Intercreditor Agreement dated as of December 12, 1989 among the Company, Tropicana Enterprises, the members of the Jaffe Group (as defined in the Tropicana Enterprises partnership agreement) and Trop C.C., a Nevada general partnership, pursuant to which the Company pledged all of the stock of Adamar of Nevada to secure the Company's obligations under various agreements relating to the Tropicana, as in effect on the Effective Date.

          "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof, or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any directors' qualifying shares mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
(S)(S) 77aaa-bbbb) as in effect on the date of execution of this Indenture, except as provided in Section 603.

          "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio or to make any other determination for purposes of complying with the provisions of this Indenture, provided that if such transaction is related to or in connection with any acquisition of any Person, the Transaction Date shall be the date on which the Company or any of its Subsidiaries enters into an agreement with such Person to effect such acquisition; provided, however, that if subsequent to the entering of such agreement the Company or any of its Subsidiaries shall amend the terms of such acquisition with respect to the consideration payable by the Company or any of its Subsidiaries in connection with such acquisition, the Transaction Date shall be the date on which the Company or any of its Subsidiaries enters into an agreement with such Person to effect such amendment. The second proviso above shall not be applicable if, as of the Transaction Date with respect to any acquisition, the Company could incur at least $1.00 of additional Indebtedness under Section 705(a) when the Consolidated Fixed Charge Coverage Ratio is calculated on the basis of the amended terms of such acquisition and the Indebtedness to be incurred by the Company and its Restricted Subsidiaries in connection therewith.

          "Tropicana" means the Las Vegas Tropicana casino hotel operated by HRN on the date of this Indenture.

          "Tropicana Enterprises" means Tropicana Enterprises, a Nevada general partnership.

          "Tropicana Lease" means the Amended and Restated Lease (Tropicana Hotel/Casino) dated November 1, 1984 between Tropicana Enterprises and HRN, as amended.

          "Tropicana Loan" means the Loan Agreement by and between Tropicana Enterprises, HRN, Ramada and the Lenders named therein, made and entered into on November 19, 1984, as in effect at the Effective Date.

          "Tropicana Loan Refinancings" means any refinancings or financings of, or related to, the Tropicana Loan or any refinancings thereof (including, but not limited to, any Indebtedness owed to the Company or any Restricted Subsidiary in connection with such Tropicana Loan or any refinancings thereof), to the extent that the aggregate amount of such Indebtedness incurred pursuant to such refinancings or financings does not exceed the outstanding principal amount under the Tropicana Loan at the Effective Date.

          "Tropicana Payments" means, for any period, that portion of the lease payments made by HRN to Tropicana Enterprises pursuant to the Tropicana Lease that represents the sum of interest expense on Indebtedness of Tropicana Enterprises payable to Persons other than the Company plus amounts distributed in respect of the Jaffe Partnership Interest.

          "Tropicana Security Deposit" means the additional security deposit that HRN may be required to provide from time to time pursuant to the Tropicana Lease (as in effect on the Effective Date).

          "Trust Officer" means, with respect to the Trustee, the chairman or vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the cashier, any assistant cashier, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is specifically referred because of his or her knowledge of and familiarity with the particular subject.

          "Trustee" means American Bank National Association, 101 East Fifth Street, St. Paul, Minnesota 55101, unless and until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means (1) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted

Subsidiary (unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any Property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated), provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving pro forma effect to such designation the Company could incur $1.00 of additional Indebtedness under Section 705(a); and provided, further, that a Subsidiary shall not be designated as an Unrestricted Subsidiary if the Company or a Restricted Subsidiary creates, incurs, issues, assumes, guarantees or in any other manner becomes liable with respect to any obligation of such Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving pro forma effect to such redesignation, the Company could incur $1.00 of additional Indebtedness under Section 705(a). Any such designation or elimination thereof by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions.

          "U.S. Government Obligations" are direct noncallable obligations of the United States of America or guaranteed by the United States of America for the payment of which the full faith and credit of the United States is pledged.

          "Voting Power" means the aggregate number of votes that may be cast for the election of a corporation's directors (or Persons performing equivalent functions) by the beneficial owners of all shares of Voting Stock issued by the Company.

          "Voting Stock" means securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

          "Wholly Owned Subsidiary" means any Restricted Subsidiary of which 100% of the Capital Stock of, or other ownership interest in, such Restricted Subsidiary is at the time owned by the Company or a Wholly Owned Subsidiary.

          SECTION 102. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules under the TIA have the meanings assigned to them thereby.

          SECTION 103. Compliance Certificates and Opinions. (a) Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

          (2) an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent, if any, have been complied with; and

          (3) other than for the initial request by the Company to the Trustee to authenticate and issue the Notes, an Accountants' Certificate stating that, in the opinion of such accountant, such action may be taken under the Indenture without the occurrence of a Default pursuant to

     Sections 704, 705, 801(a)(4) and 801(a)(5).

In the case of any such application or request as to which the furnishing of any such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificates or opinion need be furnished.

          (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 104. Form of Documents Delivered to Trustee. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated to form one instrument.

          SECTION 105. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided for by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the Act of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 501) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 105.

          (b) The fact and date of the execution by any Person of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authorization. The fact and date of the execution of any such instrument or writing, or the authorization of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) Ownership of Notes shall be proved by the appearance of a Person's name in the Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer or in exchange therefor or in lieu thereof, to the same extent as the original Holder, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

          SECTION 106. Notices, etc. to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee shall be sufficient for every purpose hereunder if in writing and mailed postage prepaid by first class, registered or certified mail, in each case return receipt requested, or delivered personally, to the Trustee at its Corporate Trust Division, 101 E. Fifth Street, Saint Paul, Minnesota 55101, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Company; and

          (2) the Company shall be sufficient for every purpose hereunder if in writing and mailed postage prepaid by first class, registered or certified mail, in each case return receipt requested, or delivered personally, to the Company, addressed to it at Aztar Corporation, 2390 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company with copies given in one of the foregoing manners to Snell & Wilmer, One Arizona Center, Phoenix, Arizona 85004-0001, Attention: David Sprentall, Esq. and to Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Brian G. Cartwright, Esq. (provided that any failure to furnish such copies shall not affect the sufficiency of any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document with respect to the Company).

          SECTION 107. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given if in writing and mailed postage prepaid by first-class, registered or certified mail, in each case return receipt requested, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any matter, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case, by reason of suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice by mail, then such notification may be given by any other reasonable method of giving such notice and shall be deemed to be sufficient giving of such notice for every purpose hereunder.

          If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 108. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA (S)(S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Trustee shall comply with the provisions of TIA (S)(S) 312(b). The Company, the Trustee, the Registrar and any agent of any of them shall have the protection of TIA (S)(S) 312(c).

          SECTION 109. Conflict with TIA. If any provision hereof limits, qualifies or conflicts or fails to comply with another provision which is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

          SECTION 110. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. Each of the Registrar and Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 111. No Recourse Against Others. The Notes and the obligations of the Company under this Indenture are solely obligations of the Company and no officer, director, employee or stockholder, as such, shall be liable for any failure by the Company to pay amounts on the Notes when due or perform any such obligation.

          SECTION 112. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 113. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 114. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. No such indenture, loan or debt agreement may be used to interpret this Indenture.

          SECTION 115. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

          SECTION 116. Separability Clause. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 117. Benefits of Indenture. Nothing in this Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder, any Paying Agent and the Holders of Notes, any benefits or any legal or equitable right, remedy or claim under this Indenture, except to the extent provided in Article Ten with respect to the holders of Senior Indebtedness.

          SECTION 118. Governing Law and Choice of Forum. This Indenture and each Note shall be deemed to be a contract under the laws of the State of New York and shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law. If any action or proceeding shall be brought by the Trustee or a Holder in order to enforce any right or remedy under this Indenture or the Notes, the Company hereby consents and will submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the Borough of Manhattan in The City of New York, New York. Any action or proceeding brought by the Company to enforce any right, assert any claim or obtain any relief whatsoever in connection with this Indenture or the Notes shall be brought by the Company exclusively in the courts of the State of New York or in any federal court sitting in the Borough of Manhattan in The City of New York, New York. The Trustee hereby consents and agrees to submit to the jurisdiction of the courts of the State of New York or any federal court sitting in the Borough of Manhattan in The City of New York, New York in respect of any action or proceeding under this Indenture or the Notes.

          SECTION 119. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity and, if so made, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such Business Day.

          SECTION 120. Incorporation of Exhibit. Exhibit A annexed hereto shall constitute an integral part of this indenture for all purposes.


                                  ARTICLE TWO

                                   THE NOTES

          SECTION 201. Form. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

          The principal of and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

          SECTION 202. Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $180,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 205, 206, 208, 605 and 906.

          The Notes shall be known and designated as the " % Senior Subordinated Notes Due 2004" of Aztar Corporation. Their Stated Maturity for
payment of principal shall be         , 2004.

          SECTION 203. Denominations. The Notes shall be issuable only as registered Notes without coupons in minimum denominations of $1,000 and integral multiples thereof.

          SECTION 204. Execution, Authentication, Delivery, and Dating. The Notes shall be executed on behalf of the Company by the chairman of its board of directors, its president or one of its vice presidents and attested by its secretary or one of its assistant secretaries, under its corporate seal, if any, which may be in facsimile form and be imprinted or otherwise reproduced thereon. The signature of any of these officers on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to be such prior to the authentication or delivery of such Notes or was not such at the date of authentication or delivery of such Notes.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company together with a Company Order authorizing authentication thereof to the Trustee for authentication. The order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The Trustee shall authenticate and deliver such Notes as provided for in this Indenture and not otherwise.

          Each Note shall be dated as of the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          SECTION 205. Temporary Notes. Pending the preparation of definitive Notes, the Company may prepare and execute, and upon a Company Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company to be maintained as provided in Section 702, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes of any authorized denominations of a like initial aggregate principal amount and Stated Maturity. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 206. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the office or agency maintained pursuant to Section 702 a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers of Notes. In no case shall there be more than one Register. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          If a Person other than the Trustee is appointed by the Company as Registrar, the Company will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times, to obtain copies of the Register and to rely upon a certificate executed on behalf of the Registrar by an officer thereof as to the names and addresses of the Holders of the Notes and the initial principal amounts and numbers of such Notes.

          Upon surrender for registration of transfer of any Note at the office or agency of the Company to be maintained as provided in Section 702, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations of a like initial aggregate principal amount and Stated Maturity.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations of a like initial aggregate principal amount and Stated Maturity upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

          Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 205, 605, 711 or 906 not involving any transfer.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing or
(ii) to register the transfer of or exchange any Note so selected for redemption except, in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

          SECTION 207. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days prior to each semi-annual Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may require of the names and addresses of Holders. The Trustee and the Registrar may rely on the accuracy of such list as the same may be amended from time to time.

          SECTION 208. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee or (ii) the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and there is delivered to the Trustee such security or indemnity as may be required by the Trustee to hold the Company and the Trustee harmless, then the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same tenor, initial principal amount and Stated Maturity, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Company may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

          Upon the issuance of any new Note under this Section 208, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 208 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original, additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 208 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 209. Payment of Principal and Interest; Principal and Interest Rights Preserved. Interest on any Note which is payable, and is paid or for which payment is duly provided for pursuant to Paragraph 2 of the Notes, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          Any interest on any Note which is payable, but is not paid or for which payment is not duly provided for on any Interest Payment Date, is herein called "Defaulted Interest." Defaulted Interest on any Note shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue then of having been such Holder, and such Defaulted Interest may be paid by the Company, as follows:

          The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which payment date shall not be less than 25 or more than 30 days following the date of delivery of such notice to the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest in respect of Notes which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to all Holders in the manner and to the extent provided in Section 107. Notice of the proposed payment of such Defaulted Interest on the Notes and the Special Record Date therefor having been so given, such Defaulted Interest on the Notes shall be paid by the Trustee from the funds deposited therefor to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered in the Register at the close of business on such Special Record Date, on the date for payment of such Defaulted Interest specified in the Notice.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 210. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note (subject to Section 209) and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 211. Cancellation. All Notes surrendered to the Trustee for payment, registration of transfer or exchange (including Notes surrendered to any Person other than the Trustee which shall be delivered to the Trustee) shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 211, except as expressly permitted by this Indenture. Subject to the record retention requirements under the Exchange Act, the Trustee may destroy cancelled Notes pursuant to a Company Request and furnish a certificate of such destruction to the Company, unless the Company shall direct by a Company Order that cancelled Notes be returned to the Company.

          SECTION 212. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 213. CUSIP Number. The Company in issuing the Notes may use a "CUSIP" number and if so the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.


                                 ARTICLE THREE

                     SATISFACTION AND DISCHARGE; DEFEASANCE

          SECTION 301.  Satisfaction and Discharge of Indenture; Defeasance.
(a) The Company, at any time, may terminate its obligations under this Indenture by delivering all Outstanding Notes to the Trustee for cancellation and paying all other sums payable hereunder by the Company; provided, however, that the obligations of the Company under Sections 303, 304, 305 and 507, together with the definitions in Article One necessary for the interpretation of such Sections, shall survive.

          (b) At the Company's option, (i) the Company will be Discharged on the 123rd day after the satisfaction of the conditions set forth in paragraphs
(c) and (d) below or (ii) the Company need not comply with those covenants set forth in Sections 704, 705, 706, 707, 708, 709, 710, 711 and 716 and the
provisions of Sections 401(3) (but only to the extent that Section 401(3) relates to such enumerated provisions), 801(a)(4) and 801(a)(5) at any time after the applicable conditions set forth in paragraphs (c) and (d) below have been satisfied.

          (c)  In order to exercise either option in paragraph (b) above,

          (1) the Company must irrevocably deposit with the Trustee or a trustee satisfactory to the Company and the Trustee, in trust, specifically pledged as security for and dedicated solely to the benefit of the Holders
     (A) money, (B) U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money or (C) a combination of money and U.S. Government Obligations, in an amount sufficient (without consideration of any reinvestment of interest on such funds) in the opinion (with respect to (B) and (C)) of a nationally recognized firm of independent public accountants expressed in an Accountants' Certificate delivered to the Trustee to pay and discharge all the principal of and interest on the Notes not later than one day before the dates such payments are due in accordance with the terms of the Notes;

     (2) the Company must deliver to the Trustee:

         (i) irrevocable instructions to apply such money or the proceeds of such U.S. Government Obligations to the payment of principal of and interest on the Notes at maturity or redemption, as the case may be;

         (ii) an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in Sections 301(c) and 301(d) have been complied with;

         (iii) an Officers' Certificate certifying as to whether the Notes are then listed on the New York Stock Exchange;

         (iv) if the Notes are then listed on the New York Stock Exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section would not cause the Notes to be delisted;

         (v) an Opinion of Counsel to the effect that the deposit and related defeasance would not cause the Holders of the Notes to recognize income, gain, or loss for federal income tax purposes and that the Holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred and, in the case of a Discharge pursuant to paragraph (b)(i) above, accompanied by a revenue or private letter ruling to such effect received from or published by the Internal Revenue Service; and

         (vi) an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those rights arising under Article Ten of this Indenture; (B) in the case of a Discharge pursuant to paragraph (b)(1) above and subject to customary exclusions and exceptions reasonably acceptable to the Trustee, (1) the Company has authorization to establish an irrevocable trust in favor of the Trustee for the benefit of the Holders under applicable law and the action in establishing the irrevocable trust has been duly and properly authorized by the Company and such authorization has not been revoked,
(2) the Trustee is an Independent trustee with respect to the irrevocable trust,
(3) a valid trust is created at the time of such irrevocable deposit and (4) the Holders will have the sole beneficial ownership interest under applicable law in the money so deposited in such trust; and (C) if a court of competent jurisdiction were to rule under any Bankruptcy Laws that the trust funds remained property of the Company, (1) the Trustee will hold, for the benefit of the Holders, a valid and first priority perfected security interest in such trust funds that, after the expiration of any applicable preference period (as specified in such opinion), is not avoidable under the Bankruptcy Laws of any jurisdiction, (2) the Holders will be entitled to receive adequate protection of their interests in such trust funds under 11 U.S.C. (S)(S) 361, 362, 363 and 364 and (3) no property, rights in property or other interests granted to the Trustee for the benefit of the Holders or to the Holders in exchange for or with respect to any of such trust funds will be subject to any prior rights of holders of Senior Indebtedness, including, without limitation, those rights arising under Article Ten of this Indenture;

For the limited purpose of the Opinion of Counsel referred to in this paragraph
(c)(2)(vi), such opinion may contain (1) either (A) an assumption that the conclusions contained in a letter by a nationally recognized appraisal firm that
(i) the value of the trust assets is reasonably equivalent to the amount of Notes then Outstanding, plus accrued and unpaid interest thereon, as of the date of the deposit and (ii) the Discharge or defeasance pursuant to paragraph (b) above of the principal amount of the Notes then

     Outstanding, plus accrued and unpaid interest thereon, as of the date of the transfer, is fair consideration for the transfer of the trust assets to the trust, are accurate, provided that such letter is also addressed and delivered to the Trustee, or (B) an assumption that the conclusions contained in a customary valuation letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, or, at counsel's option, a customary alternative certificate reasonably acceptable to the Trustee, to the effect that the Company, as a result of the transfer, will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than all of its assets, at a fair valuation, or because the present fair saleable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (ii) have unreasonably small capital for the business in which it is or will be engaged or (iii) have incurred or planned to incur debts beyond its ability to pay as such debts mature, are accurate, provided that (x) such valuation letter is also addressed and delivered to the Trustee and (y) the Company delivers to the Trustee a letter by a nationally recognized appraisal firm to the effect that the value of the trust assets is reasonably equivalent to the amount of the Notes then Outstanding, plus accrued and unpaid interest thereon, as of the date of the deposit; or (2) a representation that (A) the Notes are the legal, valid, binding and enforceable obligations of the Company, and the Company's payment obligations are not avoidable under any Bankruptcy Laws, and (B) the trust funds are not subject to recapture by or on behalf of the Company under any Bankruptcy Laws;

     (3) no Default or Event of Default (including as a result of such deposit) shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

     (4) the Company shall have paid or duly provided for payment of all sums payable by the Company under this Indenture and the Notes; and

     (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this provision will not result in the Company, the Trustee or the trust to be required to register as an "investment company" under the Investment Company Act.

          (d) It is the intention of the parties hereto that a valid trust for the benefit of the Holders be created at the time that the Company makes the deposit pursuant to this Section 301. Solely as protection for the Holders in the event that a court of competent jurisdiction were to determine in the future either that (i) such trust had not been validly created or (ii) such trust is not enforceable, the Company, at the time the Company makes such deposit, will take any and all acts necessary to create and perfect, in favor of the Holders, a first-priority security interest in the money so deposited and shall take any other action and execute and deliver any other documents that may reasonably be requested by the Trustee to effectuate such security interest, and shall do all of the above at such appropriate time so that such security interest shall attach to the deposit at the time such deposit is made.

          SECTION 302. Application of Trust Money. All money and U.S. Government Obligations deposited with the Trustee or such other trustee pursuant to Section 301 shall be held in trust and applied by the Trustee or such other trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent),as the Trustee or such other trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payments such money and U.S. Government Obligations have been deposited with the Trustee or such other trustee. All such money and U.S. Government Obligations shall be segregated and held in a separate trust. Money, U.S. Government Obligations and proceeds thereof so held in trust, to the extent allocated for the payment of the

Notes, shall not be subject to the provisions of Article Ten (other than, in the case of a defeasance pursuant to Section 301(b)(ii), Section 1001).

          SECTION 303. Repayment to the Company. Subject to Section 302, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Company shall, if requested by the Trustee or such Paying Agent, give the Trustee or such Paying Agent satisfactory indemnification against any and all liability which may be incurred by it by reason of such payment; and provided, further, that the Trustee or such Paying Agent before being required to make any payment shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York and mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

          SECTION 304. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 302 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 301 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 302; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the

Trustee or Paying Agent.

          SECTION 305. Indemnity. The Company shall indemnify the Trustee and hold it harmless against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited with the Trustee under this Article Three or any interest or other income derived therefrom.


                                  ARTICLE FOUR

                             DEFAULTS AND REMEDIES

          SECTION 401. Events of Default. "Events of Default," wherever used herein, means any one of the following events:

     (1) The Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by Article Ten;

     (2) The Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption, repayment pursuant to Section 711 or otherwise, whether or not such payment is prohibited by Article Ten;

     (3) The Company fails to observe, perform or comply with any of its other agreements or covenants in or provisions of the Notes or this Indenture and the failure to observe, perform or comply continues for the period and after the notice specified below;

     (4) A default or defaults occur under any mortgage, indenture, bond, note, debenture or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, whether such Indebtedness now exists or shall be created hereafter, and such Indebtedness shall have been accelerated (or shall have matured); provided that the principal amount of Indebtedness with respect to which any such default or defaults and acceleration (or maturity) has occurred and is continuing, together with the principal amount of all other
Indebtedness with respect to which such a default or defaults and acceleration (or maturity) has occurred and is continuing, aggregates $5,000,000 or more;

     (5) The Company or any of its Significant Subsidiaries pursuant to or within the meaning of Title 11 of the United States Code or any similar federal or state law for the relief of debtors or affecting creditors' rights (collectively, "Bankruptcy Law"):

     (i)  commences a voluntary case or any other action or proceeding,

     (ii) consents by answer or otherwise to the commencement against it of an involuntary case or any other action or proceeding,

     (iii) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a "Custodian") of it or for all or substantially all of its Property,

     (iv)  makes a general assignment for the benefit of its creditors, or

     (v)  generally is unable to pay its debts as the same become due;

     (6) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law or under any law affecting creditors' rights that is similar to a Bankruptcy Law that:

     (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case in bankruptcy or any other action or proceeding for any other relief,

     (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the Property of the Company or any of its Significant Subsidiaries, or

     (iii) orders the liquidation of the Company or any of its Significant Subsidiaries, and in each case the order or decree remains unstayed and in effect for 60 days, or any dismissal, stay, rescission or termination ceases to remain in effect;

     (7) one or more judgments or orders shall have been rendered against the Company or any of its Restricted Subsidiaries in an aggregate amount in excess of $5,000,000 and shall not have been discharged and either (x) an enforcement proceeding shall have been commenced by any creditor upon any such judgment or
(y) there shall be any period of 90 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect; or

     (8) Any Gaming License of the Company or any of its Subsidiaries is revoked, terminated or suspended or otherwise ceases to be effective, resulting in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino hotel owned, leased, or operated directly or indirectly by the Company or any of its Subsidiaries (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the judgment of the Company, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the holders).

          A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes provide written notification to the Company (and the Trustee, in the case of Holders giving notice) of the Default and the Company does not cure the Default within 60 days after receipt of the notice. Any notice of Default must specify the Default, demand that it be remedied and state that the notice is a 'Notice of Default." Such notice shall be given by the Trustee if so requested by Holders of at least 25% in principal amount of the then Outstanding Notes.

          SECTION 402. Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing (other than an Event of Default as defined in clauses (5) and (6) of Section 401), then and in every such case the Trustee or the

Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of, and all accrued but unpaid interest on, all the Notes to be due and payable by a notice, in writing, to the Company (and the Trustee in the case of a notice given by Holders) and upon any such declaration such principal and accrued interest shall become due and payable immediately. In case an Event of Default as defined in clauses (5) and
(6) of Section 401 occurs, the principal of and interest on the Notes shall become immediately due and payable without any declaration or act on the part of the Holders or the Trustee.

          In the event of a declaration of acceleration because an Event of Default as defined in clause (4) of Section 401 has occurred, and is continuing, such declaration and its consequences shall be automatically rescinded and annulled if (x) in the case of Indebtedness that has been accelerated, the holders of such Indebtedness shall have rescinded the declaration of acceleration and the consequences thereof within 10 days of such declaration or, in the case of Indebtedness that has matured, such Indebtedness has been discharged in full within 10 days following maturity, (y) the Company shall have delivered an Officers' Certificate certifying such rescission or discharge to the Trustee and (z) no other Event of Default shall have occurred and be continuing.

          At any time after the Notes have been accelerated and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Four provided, the Holders of not less than a majority in principal amount of the Notes Outstanding, by notice to the Company and the Trustee, may rescind and annul such acceleration and its consequences if:

     (1) there has been paid or deposited with the Trustee a sum sufficient to pay

       (A)  all overdue installments of interest on all Notes,

       (B) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes,

               (C) to the extent the payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Notes, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel;

          (2) all Defaults and Events of Default, other than the non-payment of the principal of and interest on the Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 413;

          (3) the rescission would not conflict with any judgment or order of a court of competent jurisdiction; and

          (4) in the event of a cure or waiver of a Default or Event of Default under clause (4) of Section 401, the Trustee shall have received an Officers' Certificate of the Company and an Opinion of Counsel that the default giving rise to such Default or Event of Default has been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 403. Collection Suits by Trustee. If an Event of Default specified in clause (1) or (2) of Section 401 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial and non-judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, the Notes or in any other agreement or instrument or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

          SECTION 404. Trustee May File Proofs of Claim. (a) In the case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or to the Property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes (including post-petition interest) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 507.

               (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except that the Trustee may vote on behalf of the Holders for the appointment of a trustee in bankruptcy without soliciting or canvassing any Holder for consent or approval.

               SECTION 405. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

               SECTION 406. Application of Money Collected. Any money collected by the Trustee pursuant to this Article Four shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               First:  To the payment of all amounts due the Trustee under
          Section 507;

               Second: To holders of Senior Indebtedness to the extent required by Article Ten;

               Third: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

          Fourth: To the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct.

          The Trustee may set a record date and payment date for any payment to Holders pursuant to this Section.

          SECTION 407. Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default,

          (2) the Holders of not less than 25% in principal amount of the Outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the losses, expenses and liabilities to be incurred in compliance with such request,

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Notes, it being understood and intended that no one or more Holders shall have any right in any manner by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all the Holders.

          SECTION 408. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note on or after the respective dates expressed in such Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          SECTION 409. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or the Holder after exhaustion of all rights to appeal, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 410. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 411. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 412. Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

     (1) such direction shall not be in conflict with any rule of law or with this Indenture;

     (2) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer or Trust Officers, determine that the proceedings so directed would involve it in personal liability or be unduly prejudicial to the Holders not taking part in such direction; and

     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 413. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

     (1)  in the payment of the principal of or interest on any Note; or

     (2) in respect of a covenant or provision hereof which under Article Six cannot be modified or amended without the consent of the Holder of each Outstanding Note affected;

provided, however, that no default in the payment of any amount due to the Trustee under Section 507 or any other provision hereof may be waived by the Holders without the Trustee's written consent.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 414. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by one or more Holders holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder pursuant to Section 408.

                                  ARTICLE FIVE

                                  THE TRUSTEE

          SECTION 501. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they appear to conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

     (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

     (3) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) The Trustee shall examine any certificates or other documents furnished to it pursuant to the provisions of this Indenture to determine whether or not such certificates or other documents conform to the requirements of such provisions.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 501.

          SECTION 502. Notice of Defaults. Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit to all Holders notice of such Default hereunder known to the Trustee in the manner provided in Section 107, unless such Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

          SECTION 503. Certain Rights of Trustee. Except as otherwise provided in Section 501:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company shall be sufficiently evidenced by a Company Request;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in good faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) nothing in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder; and

     (i) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Seven hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Default or Event of Default occurring pursuant to Section 401(1), 401(2) or 701, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     SECTION 504. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes (except the Trustee's certificate of authentication) shall be taken as the statements of the Company and the Trustee assumes no re-sponsibility for their correctness. The Trustee makes no representations as to validity or sufficiency of this Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the proceeds from the issuance of the Notes.

          SECTION 505. May Hold Notes. The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 508 and 512, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

          SECTION 506. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company. The Trustee shall apply funds deposited with or transferred to it by or on behalf of the Company for the purposes so deposited or transferred and in accordance with the terms of this Indenture.

          SECTION 507.  Compensation and Reimbursement.  The Company agrees:

     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The Trustee shall promptly notify the Company of any claim asserted against the Trustee for which it may seek indemnity.

          As security for the performance of the obligations of the Company under this Section 507, the Trustee shall have a Lien senior and prior to the Notes upon all Property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on Notes.

          Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under this Section 507 shall survive.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (5) or (6) of Section 401, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 508. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of
Section 310(b) of the TIA, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

          SECTION 509. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Five shall become effective until the acceptance of appointment by the successor Trustee under Section 510.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company, the New Jersey Commission, the New Jersey Division, the Nevada Commission and the Nevada Control Board and any other Gaming Authority at least 30 days prior to the proposed resignation.

          (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d) The Company, by action of an Authorized Officer, may remove the Trustee at any time if:

          (1)  the Trustee fails to comply with Section 508;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its Property;

          (4)  the Trustee becomes incapable of acting; or

          (5) the Trustee becomes disqualified under any applicable provision of the New Jersey Act or is found unsuitable under any applicable provision of the Nevada Act, or the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto.

          (e) If the Trustee fails to comply with Section 508, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by action of an Authorized Officer, shall promptly appoint a successor Trustee. Within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee to replace the successor Trustee appointed by the Company may be appointed by an

Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee. If, within 30 days after the retiring Trustee resigns or is removed, no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner provided in Section 510, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the then Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (g)  The Company shall give notice to all Holders in accordance with
Section 107 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 510. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee and the Company shall enter into a supplemental indenture, pursuant to Section 601 hereof, evidencing the appointment of the successor Trustee. Thereupon, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. On request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee. The retiring Trustee shall promptly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject to the Lien, if any, provided for in Section 507. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Five and under the TIA.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 510, the Company's obligations under Section 507 hereof shall continue for the benefit of the retiring Trustee in connection with its rights and duties hereunder prior to such replacement.

          SECTION 511. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Five, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor Trustee by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          SECTION 512.  Preferential Collection of Claims Against the Company.
(a) The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

          (b) For the purposes of interpreting TIA (S) 311 under this Section 512 only:

          (1) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          (2) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sales of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a Lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiation or incurring of the draft, bill of exchange, acceptance or obligation.

          SECTION 513. Reports by Trustee. (a) Within 60 days after May 15 of each year, the Trustee shall transmit by mail to all Holders of Notes, as provided in Subsection (c) of this Section, a brief report dated as of such May 15 if and to the extent required under TIA (S) 313(a).

          (b)  The Trustee shall also comply with TIA (S) 313(b) and (c).

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, and with the SEC and the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

          (d) The Trustee shall report the names of all Holders to the New Jersey Division, the New Jersey Commission, the Nevada Control Board, the Nevada Commission and, if requested in writing by the Company, each other Gaming Authority so requested by the Company promptly after the initial issuance of the Notes. The Trustee shall provide to the New Jersey Division, the New Jersey Commission, the Nevada Control Board, the Nevada Commission and, if requested in writing by the Company, each other Gaming Authority so requested by the Company copies of all written communications from the Trustee to all Holders, notice of any Default, notice of any transfer or assignment of the Trustee's rights under this Indenture within five Business Days thereof, a copy of any amendment to this Indenture or the Notes and notice of any rescission, annulment or waiver in respect of an Event of Default under this Indenture.

          (e) The Trustee shall cooperate with the Company in providing information relating to the Notes or the Holders to any Governmental Authority pursuant to any Legal Requirement.


                                  ARTICLE SIX

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 601. Without Consent of Holders. The Company, when duly authorized by resolutions of its Board of Directors, and the Trustee, may amend or supplement this Indenture or the Notes for the benefit of the Holders without notice to or consent of any Holder:

          (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Notes;

          (2) to evidence the succession of another Trustee, and the assumption by any such successor Trustee of the obligations of the Trustee hereunder;

          (3) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

          (4) to cure any ambiguity, to correct or supplement any provision herein or in the Notes which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture or the Notes which shall not be inconsistent with the provisions of this Indenture or the Notes;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

          (6) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by Section 109. Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holder hereunder or under the Notes.

          SECTION 602. With Consent. Subject to Section 408, the Company, when duly authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes.

          Notwithstanding the provisions of this Section 602, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 413, may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or change the time for or the manner of, payment of interest, including Defaulted Interest, on any Note;

          (3) reduce the principal, or change the Stated Maturity for the payment of principal, of any Note, or reduce the Redemption Price of or change the date on which any Note may be subject to redemption or alter any other provision with respect to redemption pursuant to the terms of the Notes;

          (4) waive a Default in the payment of the principal of or interest on or redemption of any Note;

          (5) make any Note payable in money other than that stated in the Note; or

          (6)  make any change in Section 408, 413 or this Section 602.

          It shall not be necessary under this Section 602 for the consent of the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under Section 601 or 602 may not make any change that adversely affects the rights under Article Ten of any holder of an issue of Senior Indebtedness unless the holders of such issue pursuant to its terms consent to the change or the change is otherwise permissible.

          After an amendment under this Section 602 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

          SECTION 603. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          SECTION 604. Revocation and Effect of Consents. (a) Until an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company certifying that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. An amendment or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and the written consents from the Holders of the requisite percentage in principal amount of Notes.

          (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If a record date is fixed, then notwithstanding the second and third sentence of paragraph (a) of this Section 604, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          (c) After an amendment or waiver becomes effective, it shall bind every Holder.

     SECTION 605. Notation on or Exchange of Notes; Effect of Supplemental Indenture. If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require the Holders to deliver the Notes to the Trustee. The Trustee may place an appropriate notation on the Notes concerning such changed terms and return them to the Holders and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Notes shall issue and the Trustee shall authenticate new Notes that reflect such changed terms.

     Upon the execution of any supplemental indenture under this Article Six, this Indenture and, to the extent applicable, the Notes, shall be modified thereby, and every Holder of any Note authenticated and delivered hereunder, whether before or after the execution of such supplemental indenture, shall be bound by this Indenture, as so amended, modified or supplemented.

     SECTION 606. Trustee Protected. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 501, shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, that all conditions precedent to the execution thereof have been met, that it will be valid and binding upon the Company in accordance with its terms and that, after the execution thereof, the Company will not be in Default and no Event of Default will have occurred and be continuing.


                                 ARTICLE SEVEN

                                   COVENANTS

     SECTION 701. Payment of Notes. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate borne by the Notes; it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

     SECTION 702. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for presentation for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made or served at the Corporate Trust Office in the City of Minneapolis as the office of the Company for purposes of this paragraph. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for presentation for payment, for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 703. Money for Note Payments to be Held in Trust. If the Company (or any other obligor on the Notes) or any Affiliate of the Company (or any such other obligor) shall at any time act as the Company's Paying Agent, it will, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Notes, appoint a lead Paying Agent and deposit with such lead Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such lead Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 703, that such Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes including the Company) in the making of any payment in respect of principal or interest; and

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     For the purpose of obtaining the satisfaction and discharge of this Indenture pursuant to Article Three or for any other purpose, the Company may at any time pay, or by a Company Request direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, respectively. Such sums are to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such

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

Paying Agent. Upon any such payment, the Company and any such Paying Agent shall be released from all further liability with respect to such money.

     SECTION 704. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend on or make any distribution or payment on its Capital Stock or to its stockholders (in their capacity as stockholders) (other than dividends or distributions payable solely in its Qualified Capital Stock and, in the case of a Restricted Subsidiary, dividends or distributions payable to the Company or a Wholly Owned Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value, any shares of Capital Stock of the Company (except, in the case of a Restricted Subsidiary, from the Company) or any Subsidiary of the Company (other than a Wholly Owned Subsidiary), (iii) acquire, retire or redeem any Indebtedness of or otherwise make any Investment in any Affiliate of the Company (other than Investments in a Restricted Subsidiary) or (iv) purchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or of any Affiliate of the Company that is pari passu or subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which is scheduled to mature (after giving effect to any and all unconditional (other than as to the giving of notice) options to extend the maturity thereof) on or after the maturity date of the Notes, if at the time of any such declaration, distribution, payment, purchase, redemption, acquisition or retirement (collectively, the "Restricted Payments") and after giving effect thereto (including, without limitation, in calculating on a pro forma basis, as if such proposed Restricted Payment had been made, the Consolidated Fixed Charge Coverage Ratio of the Company for purposes of clause (y) below):

     (x) any Event of Default shall have occurred and be continuing; or

     (y) the Company could not incur at least $1.00 of additional Indebtedness pursuant to Section 705(a); or

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

     (z) the aggregate amount of Restricted Payments for all such purposes made subsequent to the Effective Date would exceed an amount equal to the sum of (i) 50% of aggregate Consolidated Net Income (or if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued on a cumulative basis in the period commencing on the Effective Date and ending on the last day of the fiscal quarter immediately preceding the relevant Transaction Date, (ii) the aggregate net proceeds, including cash and the fair market value of Property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and evidenced by a resolution of such Board of Directors filed with the Trustee) received by the Company from the issuance or sale to any Person (other than a Subsidiary of the Company) during the period commencing on the Effective Date and ending on such Transaction Date of Qualified Capital Stock of the Company (other than Capital Stock of the Company issued upon conversion of or in exchange for securities of the Company, except to the extent of any payment to the Company in addition to the securities of the Company surrendered) and (iii) to the extent not included in (ii) above, the aggregate net proceeds, including cash and the fair market value of Property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and evidenced by a resolution of such Board of Directors filed with the Trustee) received by the Company from the issuance or sale to any Person (other than a Subsidiary of the Company) during the period commencing on the Effective Date and ending on such Transaction Date, of any debt securities evidencing Indebtedness of the Company or of any Redeemable Stock of the Company, if, and to the extent that, as of such Transaction Date such debt securities or Redeemable Stock, as the case may be, have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock of the Company; provided, however, that, if the Company and its Restricted Subsidiaries have made any Investments during the period commencing on the Effective Date and ending on such Transaction Date, the proceeds of which Investments were used, directly or indirectly, by the recipients thereof to purchase Qualified Capital Stock of the Company or other securities that have been converted into, exchanged for or satisfied by the issuance of Qualified Capital Stock of the Company, the aggregate amount determined under clauses (ii) and (iii) shall be net of the aggregate amount of such Investments.

     (b)  The provisions of this Section 704 shall not prohibit:

     (i) the Company or any Restricted Subsidiary from paying a dividend on its own Capital Stock within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in compliance with the other provisions of this Section 704;

     (ii) the Company or any Restricted Subsidiary from redeeming or repurchasing its securities in the event that the holder of such securities has failed to qualify or to be found suitable or otherwise eligible under a Gaming Jurisdiction Law to remain as a holder of such securities;

     (iii) Holdings from redeeming, or the Company or any Restricted Subsidiary from purchasing, for an amount not exceeding $750,000 in the aggregate, all or a portion of the shares of preferred stock, Series A, of Holdings outstanding on the Effective Date; or

     (iv) the Company and its Restricted Subsidiaries from acquiring shares of Capital Stock of the Company solely in exchange for other shares of Capital Stock of the Company that is not Redeemable Stock and that is not exchangeable for Redeemable Stock whether upon conversion or otherwise;

provided, however, that the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to subsection (b)(i) or (ii) shall be included in any computation under Section 704(a) of the aggregate amount of Restricted Payments made by the Company and its Restricted Subsidiaries, and the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to

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

subsection (b)(iii) or (iv) shall not be included in any such computation.

     (c) So long as no Event of Default shall have occurred and be continuing, the provisions of this Section 704 shall not prohibit the Company and its Restricted Subsidiaries from:

     (i) acquiring shares of Capital Stock of the Company (A) to eliminate fractional shares, (B) from an employee who has purchased or otherwise acquired shares of Capital Stock of the Company under an employee stock option or employee stock purchase agreement or other plan or agreement reserving to the Company the option to repurchase the shares but in no event for a price greater than the higher of fair market value or the price at which such securities were sold by the Company and (C) pursuant to a court order, provided that the aggregate consideration paid by the Company and its Restricted Subsidiaries pursuant to subclauses (A) and (B) above shall not exceed $250,000 in any fiscal year of the Company;

     (ii) declaring or paying any dividend on, or redeeming or repurchasing, shares of the Series B Preferred Stock, provided that the aggregate amount paid by the Company and its Restricted Subsidiaries in all such redemptions and repurchases from and after the Effective Date shall not exceed $10,000,000;

     (iii) redeeming or purchasing the Preferred Share Purchase Rights at a price not exceeding $0.01 per right and $2,000,000 in the aggregate;

     (iv) acquiring, retiring or redeeming any Indebtedness of, or otherwise making any Investment in, Tropicana Enterprises in connection with the Tropicana Security Deposit or the Tropicana Loan, except to the extent that the aggregate amount of any such Investment in Tropicana Enterprises in connection with the Tropicana Loan exceeds the outstanding principal amount owed to third parties under the Tropicana Loan at the Effective Date;

     (v) purchasing the Tropicana or the Jaffe Partnership Interest; or

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

     (vi) making any Restricted Payment not otherwise permitted by this Section 704, provided that the aggregate amount of Restricted Payments made pursuant to this clause (vi) from and after the Effective Date shall not exceed $30,000,000;

provided, however, that the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to subsection (C)(i), (ii), (iii) or (vi) shall be included in any computation under Section 704(a) of the aggregate amount of Restricted Payments made by the Company and its Restricted Subsidiaries, and the aggregate amount of any payment, dividend, acquisition, redemption or distribution made by the Company or any Restricted Subsidiary pursuant to subsection (c)(iv) or (v) shall not be included in any such computation.

          SECTION 705. Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume, guarantee or otherwise become liable with respect to, or become responsible for the payment of, any Indebtedness unless, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 1.9 to 1.

          (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to any or all of the following: (i) Indebtedness not otherwise permitted pursuant to clauses (ii) through (xi) below in an aggregate amount at any time outstanding of up to $20,000,000; (ii) Indebtedness evidenced by the Notes or the 11% Senior Subordinated Notes Due 2002 of the Company; (iii) Indebtedness of the Company and its Restricted Subsidiaries remaining outstanding immediately after the issuance of the Notes and application of the proceeds thereof; (iv) Indebtedness to the Company or to a Restricted Subsidiary; (v) Indebtedness incurred by the Company or any Restricted Subsidiary in connection with (a) the construction of any new facility or facilities related to the gaming business or any related business of the Company or any Restricted Subsidiary or in connection with the expansion by the Company or any Restricted Subsidiary of any of its existing facilities; provided, however, that the aggregate principal amount of all such Indebtedness incurred on and subsequent to the Effective Date shall not exceed $100,000,000, (b) the maintenance, refurbishment or replacement by the Company or any Restricted Subsidiary in the ordinary course of business of assets related to the gaming business or any related business of the Company or any Restricted Subsidiary or (c) the acquisition of slot machines, gaming tables or other similar gaming equipment; (vi) Indebtedness under any Credit Facilities in an aggregate amount of up to $212,300,000; (vii) Indebtedness incurred to purchase the Tropicana or the Jaffe Partnership Interest or in connection with any Tropicana Loan Refinancings; (viii) Indebtedness incurred in respect of the Tropicana Security Deposit; (ix) Indebtedness under Currency Agreements or Interest Swap Obligations (including any Interest Swap Obligation, the purpose of which is to alter or replace, or lengthen or shorten the maturity of, any Interest Swap Obligation previously incurred pursuant to this clause (ix)), provided that such Currency Agreements or Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted by this Section 705;
(x) Indebtedness incurred in respect of performance bonds, bankers' acceptances, letters of credit and surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business; and (xi) Indebtedness ("Replacement Indebtedness") the proceeds of which are used to refinance (a) all or a portion of the Notes, (b) any other permitted Indebtedness of the Company and its Restricted Subsidiaries or (c) permitted successor or replacement Indebtedness, in each case in a principal amount (or, if such Replacement Indebtedness does not require cash payments prior to maturity, with an original issue price) not to exceed an amount equal to the aggregate of the principal amount plus any prepayment penalties, premiums and accrued and unpaid interest on the Indebtedness so refinanced and customary fees, expenses and costs related to the incurrence of such Replacement Indebtedness, provided that, in the case of this clause (xi), (1) if the Notes are refinanced in part, such Replacement Indebtedness is expressly made pari passu or subordinate in right of payment to the remaining Notes, (2) if the Indebtedness to be refinanced is subordinate in right of payment to the Notes, such Replacement Indebtedness is subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is subordinate to the Notes, (3) if the Indebtedness to be refinanced is pari passu in right of payment to the Notes, such Replacement Indebtedness is pari passu or subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be refinanced is pari passu to the Notes and (4) if the Notes are refinanced in part or if the Indebtedness to be refinanced is subordinate in right of payment to the Notes and scheduled to mature after the maturity date of the Notes, such Replacement Indebtedness determined as of the date of incurrence does not mature prior to the final scheduled maturity date of the Notes and the Average Life of such Replacement Indebtedness is equal to or greater than the Average Life of the remaining Notes.

          SECTION 706. Limitation on Liens. The Company will not, directly or indirectly, create, incur, assume or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property or Capital Stock, whether now owned or hereafter acquired, or assign, or permit any Restricted Subsidiary to assign, any right to receive income, other than: (i) Liens existing as of the date of this Indenture or arising hereafter pursuant to the Credit Facility; (ii) Liens securing Senior Indebtedness; (iii) Liens in favor of the Company; (iv) Liens securing Indebtedness (including, without limitation, any obligation, contingent or otherwise, for borrowed money of any Person secured by any Lien in respect of Property of the Company or any Restricted Subsidiary, even though neither the Company nor any Restricted Subsidiary has assumed or become liable for payment of such obligation) of the Company (other than Senior Indebtedness) or any Restricted Subsidiary, provided that, with respect to any Indebtedness that is pari passu with the Notes, the Notes are secured by Liens equal and ratable to such Liens and, with respect to Indebtedness that is subordinated to the Notes, the Notes are secured by Liens that are senior to such Liens; and (v) Permitted Liens. Notwithstanding the foregoing, this provision shall not be applicable to any Lien on Capital Stock issued by any Restricted Subsidiary that holds, directly or indirectly, a license, or is a holding company, under the Nevada Act.

          SECTION 707. Limitation on Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms expressly restricts

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

the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on such Restricted Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary (except that payment of dividends by Adamar of Nevada may be suspended if required by Section 6.A. of the Stock Pledge), (ii) make any loans or advances to the Company or any Restricted Subsidiary or (iii) transfer any of its Property to the Company or any Restricted Subsidiary, except that (A) clauses (ii) and (iii) shall be deemed not to apply to any such encumbrances or restrictions contained in any agreement or instrument (a) relating to any Indebtedness of the Company or any Restricted Subsidiary existing on the Effective Date or to the Credit Facility;
(b) relating to any Property acquired by the Company or any Restricted Subsidiary after the Effective Date, provided that such encumbrance or restriction relates only to the Property which is acquired; (c) relating to (x) any industrial revenue or development bonds, (y) any obligation of the Company or any Restricted Subsidiary incurred in the ordinary course of business to pay the purchase price of Property acquired by the Company or such Restricted Subsidiary and (z) any lease of Property by the Company or any Restricted Subsidiary in the ordinary course of business, provided that such encumbrance or restriction relates only to the Property which is the subject of such industrial revenue or development bond, such Property purchased or such Property leased and any such lease, as the case may be; (d) relating to any Indebtedness of any Restricted Subsidiary at the date of acquisition of such Restricted Subsidiary by the Company or any Restricted Subsidiary, provided that such Indebtedness was not incurred in connection with or in anticipation of such acquisition; and (e) replacing or refinancing agreements or instruments referred to in clauses (a),
(b) and (c), provided that the provisions relating to such encumbrance or restriction contained in such replacing or refinancing agreement or instrument are no more restrictive than the provisions relating to such encumbrance or restriction contained in the original agreement or instrument, (B) clauses (i),
(ii) and (iii) shall be deemed not to apply to any such encumbrances or restrictions imposed by the New Jersey Commission, the New Jersey Division, the Nevada Commission, the Nevada Control Board or any other Gaming Authority and
(C) clause (iii) shall be deemed not to apply to the transfer of Property that is used to secure Indebtedness, provided that such Indebtedness is permitted to be incurred under the Indenture.

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

          SECTION 708. Limitation on Capital Stock of Restricted Subsidiaries. The Company will not (i) permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than the Company or any Wholly Owned Subsidiary) that shall entitle the holder of such Capital Stock to a preference in right of payment in the event of liquidation, dissolution or winding-up of such Restricted Subsidiary or with respect to dividends of such Restricted Subsidiary or (ii) permit any Person (other than the Company or any Wholly Owned Subsidiary) to hold any such Capital Stock.

          SECTION 709. Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction (including, without limitation, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company or any Subsidiary of the Company (other than a Restricted Subsidiary) unless (i) the Board of Directors of the Company believes, in its reasonable good faith judgment, based on full disclosure of all relevant facts and circumstances, that such transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate of the Company or such Restricted Subsidiary, provided that this Section 709 shall not be applicable for so long as the Company's common stock is listed for trading on the New York Stock Exchange or the American Stock Exchange or is quoted on the National Association of Securities Dealers Automated Quotation System and designated as a "national market system security."

          SECTION 710. Restriction on Incurrence of Certain Indebtedness. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness and senior in any respect in right of payment to the Notes. The Company agrees that the Notes will not be subordinate in right of payment to any other Indebtedness of the Company, other than Senior Indebtedness.

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

          SECTION 711. Change of Control. (a) Unless the Company has exercised its right of redemption pursuant to Section 711(d), upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase each such Holder's Notes pursuant to the offer described in paragraphs (b) and (c) below (the "Change of Control Offer") at a purchase price in cash equal to the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

          (b) Unless the Company has provided the notice to the Trustee described in Section 711(d), within 30 days following any Change of Control, the Company shall mail a notice to each Holder and to the Trustee stating:

          (1)  that the Change of Control Offer is being made pursuant to this
  Section 711, that such Holder has the right to require the Company to repurchase such Holder's Notes at a purchase price in cash equal to the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase and that all Notes tendered will be accepted for payment;

          (2) the purchase price and the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

          (3)  that any Note not tendered will continue to accrue interest;

          (4) that, unless the Company defaults in making repurchase payments, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date; provided, however that in the case of Notes registered in the name of the

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

Depository Trust Company ("DTC") or its nominee, a Note will be deemed surrendered at the time that it is transferred by DTC to the account of the Paying Agent by book-entry credit if such Note is physically transferred to the Paying Agent within five Business Days after such transfer by book-entry credit in accordance with DTC's normal procedures;

          (6) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

          (7) the CUSIP number, if any, relating to the Notes to be repurchased.

          The notice to Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes.

          (c) Unless the Company has exercised its right of redemption set forth in Section 711(d), on the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holder of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 711, only the Trustee or its agent shall act as the Paying Agent.

          (d) Notwithstanding anything to the contrary contained herein, upon the occurrence of a Change of Control, the Company shall have the right to redeem all but not part of the Notes at a purchase price in cash equal to the prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning ________ of the years indicated below:

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

     Year                     Percentage
     ----                     ----------

     1994                     []%
     1995                     []
     1996                     []
     1997                     []
     1998                     []
     1999                     []
     2000                     []
     2001                     []
     2002 and thereafter      100.000

To exercise such right, the Company must notify the Trustee in writing of such exercise within twenty Business Days after such Change of Control. The provisions of Sections 901, 903, 904 and 905 shall apply to any redemption of Notes by the Company pursuant to this Section 711(d); provided, however, that
(i) the Redemption Date shall be a date that is no later than 60 days from such Change of Control and (ii) the Company must redeem all Notes Outstanding at such Redemption Date.

     SECTION 712. SEC Reports. The Company shall file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or otherwise within five days after such annual reports, information, documents and other reports are required to be filed with the SEC and, upon request of any Holder, shall promptly mail such annual reports, information, documents and other reports to such Holder; provided, however, that if the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall nonetheless file with the SEC and the Trustee on a timely basis, and, upon request of any Holder, promptly mail to such Holder, the annual reports, information, documents and other reports that the Company would be required to file if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall comply with the provisions of TIA (S) 314(a).

     SECTION 713. Compliance Certificates. The Company will deliver to the Trustee, within 90 days after the end of each fiscal quarter and within 120 days after the end of each fiscal

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

year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to it and is not in default in the performance or observance of any of the terms, provisions and conditions hereof applicable to it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes are prohibited.

     The Company will deliver to the Trustee forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default, Event of Default or default.

     SECTION 714. Continued Existence and Rights. Subject to Article Eight, the Company will, and the Company will cause each of its Restricted Subsidiaries and Significant Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and its rights and franchises; provided, however, that nothing in this Section 714 shall prevent the loss of the corporate existence of any such Subsidiary or any such right or franchise if such loss is, in the judgment of the Company both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders.

    SECTION 715. Maintenance of Properties and Other Matters. The Company will, and will cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals and replacements; provided, however, that, subject to Article Eight, nothing in this
Section 715 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties, if such discontinuance is, in the judgment of the Company or the Subsidiary, as the case may be, both desirable in the conduct of its respective business and not disadvantageous in any material respect to the Holders.

     The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective Properties and in such amounts as is usually and customarily insured by companies engaged in a similar business with respect to Properties of a similar character against loss by fire and the extended coverage perils. None of the Company or any of its Subsidiaries will maintain a system of self insurance in lieu of or in combination with the foregoing, provided that deductibles under the insurance policy or policies of the Company and its Subsidiaries shall not be considered to be self insurance as long as such deductibles accord with financially sound and approved practices of companies owning or operating Properties of a similar character and maintaining similar insurance coverage. The Trustee shall not be required to see that such insurance is effected or maintained.

     The Company will keep, and will cause each of its Subsidiaries to keep, proper books and records of accounts in which full and correct entries will be made of all its business transactions in accordance with generally accepted accounting principles. The Company shall cause the books and records of accounts of the Company and its Subsidiaries to be examined, either on a consolidated or on an individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall, and shall cause each of its Subsidiaries to, prepare its financial statements in accordance with generally accepted accounting principles.

     The Company will, and will cause each of its Subsidiaries to, comply with all Legal Requirements and to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its Properties or to the conduct of its business including, without limitation, all Gaming Licenses.

          Notwithstanding the foregoing provisions in this Section 715, failure by the Company or any of its Subsidiaries to comply with such provisions shall not be deemed to be a breach of such provisions to the extent that such failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          SECTION 716. Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay (or, if appropriate, withhold and pay over) prior to delinquency:

          (1) all taxes, assessments and governmental charges or levies imposed upon it or its Property (or that it is required to withhold and pay over) and

          (2) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which if unpaid might result in the creation of a Lien upon its Properties;

provided, however, that the foregoing need not be paid while being contested in good faith (and by appropriate proceedings in the opinion of the Company's independent counsel in any case involving more than $500,000) if (1) adequate provision for the foregoing has been made and (2) the failure to make such payments is not adverse in any material respect to the Holders.

          SECTION 717. Waiver of Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will actively resist any attempts to claim the benefit of, any stay or extension law or any usury or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 718. Investment Company Act. The Company shall not, and the Company shall not permit any Subsidiary of the Company to, become an investment company within the meaning of the Investment Company Act as such statute and the regulations thereunder and any successor statute or regulations thereto may from time to time be in effect, unless the Company or such Subsidiary is exempted under the Investment Company Act from any requirement to register as an "investment company."


                                 ARTICLE EIGHT

                    MERGER, CONSOLIDATION AND SALE OF ASSETS

          SECTION 801. When the Company May Merge, etc. (a) The Company shall not consolidate or merge with or into any Person, or transfer, sell, lease or otherwise dispose of all or substantially all of its assets as an entirety to any Person unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or transfer shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) (x) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or transfer shall have been made, unconditionally assumes by supplemental indenture all the obligations of the Company under the Notes and this Indenture and (y) such corporation has all Gaming Licenses required to operate the casino hotels to be owned by the surviving entity;

          (3) immediately before and immediately after giving effect to such transaction, no Default or Event of Default exists;

          (4) immediately after giving effect to such transaction on a pro forma basis, as if such transaction had occurred, the Consolidated Net Worth of the surviving entity

    (including the Company) would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (5) immediately after giving effect to such trans action involving the incurrence by the Company or any Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Company (if it is the continuing corporation) or such other entity could incur at least $1.00 of additional Indebtedness pursuant to Section 705(a).

              (b) In connection with any consolidation, merger, transfer or lease contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate of the Company and Opinion of Counsel stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with this section and that all conditions precedent herein provided for relating to such transaction have been complied with and an Accountants' Certificate with respect to compliance with clauses (4) and (5) of Section 801(a).

          SECTION 802. Successor Corporation Substituted. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. When a successor corporation assumes all of the obligations of the Company under the Notes and this Indenture pursuant to this Article Eight, the applicable predecessor corporation shall be released from the obligations so assumed.

                                  ARTICLE NINE

                                   REDEMPTION

          SECTION 901. Notices to Trustee. If the Company desires to redeem Notes in whole or in part in accordance with the terms hereof or thereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be so redeemed.

          If the Company desires to credit Notes it has not previously delivered to the Trustee for cancellation against the principal amount of Notes to be redeemed, it shall so notify the Trustee and it shall deliver the Notes with the notice.

          Except as provided below, the Company shall give each notice provided for in this Section 901 by a Company Order at least 45 days before the Redemption Date (except for the notice provided in the event of a Change of Control pursuant to Section 711 or unless a shorter notice period shall be satisfactory to the Trustee).

          SECTION 902. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other means that the Trustee determines to be fair and appropriate. The Trustee shall make the selection from the Notes Outstanding and not previously called for redemption. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part.

          SECTION 903. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall give notice of redemption, mailed by first-class mail, to each Holder whose Notes are to be redeemed at such Holders' last address as it appears upon the Register.

          The notice shall identify the Notes to be redeemed and shall state:

     (1)  the Redemption Date;

     (2)  the Redemption Price;

     (3)  the name and address of the Paying Agent;

     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price, together with accrued interest to the Redemption Date, upon surrender to the Trustee of the Notes;

     (6) if any Note is being redeemed in part, the portion of the principal amount (in integral multiples of $1,000) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed Portion thereof will be issued in the name of the Holder thereof;

     (7) the provision of the Notes or this Indenture pursuant to which Notes are being redeemed; and

     (8)  the CUSIP number, if any, relating to the Notes to be redeemed.

     Pursuant to a Company Request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

          SECTION 904. Effect of Notice of Redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price plus accrued interest to the Redemption Date.

          SECTION 905. Deposit of Redemption Price. Prior to the Redemption Date, the Company shall deposit with the Paying

Agent money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on the Redemption Date other than Notes or portions thereof called for redemption on the Redemption Date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 906. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

          SECTION 907. Redemption Pursuant to Gaming Jurisdiction Law. (a) Notwithstanding the other provisions of this Article Nine, if the New Jersey Commission does not waive the requirement that a Holder or beneficial owner of Notes must be licensed or found qualified or suitable to hold or own the Notes under the New Jersey Act, and if such Holder or such beneficial owner does not become so licensed or is not found qualified or suitable within any time period specified by the New Jersey Commission or the New Jersey Act, or if the Nevada Commission finds a Holder or beneficial owner to be unsuitable under the Nevada Act or regulations of the Nevada Commission, or if any other Gaming Authority requires that Holders or beneficial owners of Notes be licensed or found qualified or suitable and such Gaming Authority fails to waive such requirement or any beneficial owner or Holder of Notes does not become so licensed or is not found qualified or suitable within the applicable time period, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of all or a portion of such Holder's or beneficial owner's Notes within 120 days after receipt of notice by such Holder or beneficial owner of such finding by the New Jersey Commission, the Nevada Commission or such other Gaming Authority, as the case may be (or such different period as may be prescribed by the New Jersey Commission or the Nevada Commission or such other Gaming Authority), or (ii) to call for redemption the Notes of such Holder or beneficial owner, on not less than 30 nor more than 60 days' notice (or such different period as may be prescribed by the applicable Gaming Authority).

          (b) If such Holder or beneficial owner, having been given the opportunity by the Company to dispose of such Holder's or beneficial owner's Notes, shall have failed to do so within the prescribed time period, the Company shall have the right to redeem such Holder's or beneficial owner's Notes on five days' notice.

          (c) On any redemption of Notes pursuant to this Section 907, the Redemption Price shall be without premium and the lower of (i) the price at which such Holder or beneficial owner acquired the Notes, together with (if permitted by the New Jersey Act or the Nevada Act or other applicable Gaming Jurisdiction Law, or by the orders of the New Jersey Commission or the Nevada Commission or other relevant Gaming Authority, as the case may be) accrued interest to the Redemption Date, and (ii) the lowest closing sale price of the Notes between the date of the notice given by the New Jersey Commission or the Nevada Commission or such other Gaming Authority and the date 10 days after such date, unless a Redemption Price or other payment, remuneration or related terms or restrictions are required by the New Jersey Commission or the Nevada Commission or such other Gaming Authority, as the case may be, in which event such price, terms and restrictions shall be the Redemption Price and terms of redemption. Each Holder and beneficial owner by accepting a Note agrees to the provisions of this Section 907 and of Paragraph 7 of the Notes and agrees to inform the Company upon request made pursuant to this Section 907 of the price at which such Holder or beneficial owner acquired such Holder's or beneficial owner's Notes.

          (d) Any redemption notice given by the Company under this Section 907 shall also be provided to the Trustee at the same time and shall state (i) that the Notes are being called for redemption as a result of the Holder's or beneficial owner's status under the New Jersey Act or with the New Jersey Commission, or under the Nevada Act or with the Nevada Commission, or under another Gaming Jurisdiction Law or with the relevant Gaming Authority, as the case may be, (ii) whether accrued interest is payable to the Holder under the New Jersey Act or the Nevada Act or such other Gaming Jurisdiction Law and, if so, the information required by paragraph (5) of Section 903 hereof and (iii) the information required by paragraphs (1), (2), (3), (4), (7) and (8) of
Section 903.

          (e) The Trustee shall have no duty to verify a Holder's or beneficial owner's status under the New Jersey Act or

Nevada Act or any other applicable Gaming Jurisdiction Law or to verify the price at which a Holder or beneficial owner acquired Notes.


                                  ARTICLE TEN

                                 SUBORDINATION

          SECTION 1001. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness, and authorizes and directs the Trustee to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

          This Article Ten shall remain in full force and effect as long as any Senior Indebtedness is outstanding.

          SECTION 1002. Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution, whether of cash, securities or other Property, to creditors of the Company in a liquidation (total or partial), reorganization or dissolution of the Company, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its Property:

          (1) holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, or interest on, or any other distribution with respect to, the Notes; and

          (2) until all Senior Indebtedness is paid in full in cash or cash equivalents as provided in Section 1002(1), any distribution to which Holders would be entitled but for this

     Article Ten shall be made to the holders of Senior Indebtedness as their interests may appear;

in each case except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent and pursuant to the same or more stringent terms as are the Notes.

          Upon any distribution of assets of the Company referred to in this
Section 1002, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding is pending for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1002, and the Trustee and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other such Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 1002. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Representative or a holder of Senior Indebtedness, as the case may be, to establish that such notice has been given by a Representative or a holder of Senior Indebtedness, as the case may be. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 1002, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution and as to other facts pertinent to the rights of such Person under this Section 1002, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 1003. Default on Senior Indebtedness. No direct or indirect payment by or on behalf of the Company of principal of or interest on the Notes, whether pursuant to the terms of the Notes or upon acceleration or otherwise, shall be made if at the time of such payment there exists a default in the payment of all or any portion of principal of or interest on Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior Indebtedness may be accelerated (and the Trustee has received written notice thereof) and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness (and the Trustee has received written notice thereof). In addition, during the continuance of any other event of default with respect to Designated Senior Indebtedness pursuant to which the maturity of such Designated Senior may be accelerated, upon the occurrence of (a) receipt by the Trustee of written notice from the Representative with respect to, or from the holders of at least a majority in aggregate principal amount of, such Designated Senior Indebtedness then outstanding or (b) if such event of default results from the acceleration of the Notes, such acceleration, no such payment may be made by the Company upon or in respect of the Notes for a period (a "Payment Blockage Period") commencing on the earlier of the date of receipt of such notice by the Trustee or the date of such acceleration and ending 179 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to the Trustee from such Representative or such holders). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days; in no event will a Payment Blockage Period extend beyond 179 days from the date the payment on the Notes was due; and there must be 180 days in any 360 day period in which no Payment Blockage Period is in effect.
For all purposes of this Section 1003, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by the Representative or requisite holders of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     SECTION 1004. When Distribution Must Be Paid Over. In the event that the Company shall make any payment to the Trustee on account of the principal of or interest on the Notes at a time when such payment is prohibited by Section 1002 or 1003, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representatives, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     If a distribution is made to Holders that because of this Article Ten should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     SECTION 1005. Notice by the Company. The Company shall promptly notify the Trustee and any Paying Agent by an appropriate Officers' Certificate of the Company delivered to a Trust Officer and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness provided in this Article Ten.

     SECTION 1006. Subrogation. After all Senior Indebtedness is paid in cash or cash equivalents in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Holders have been applied to payment of Senior Indebtedness. A distribution made under this Article Ten to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the

Company and the Holders, a payment by the Company on Senior Indebtedness.

     SECTION 1007. Relative Rights. This Article Ten defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

     (2) affect the relative rights of Holders and creditors of the Company other than such creditors as are holders of Senior Indebtedness;

     (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders; or

     (4) create or imply the existence of any commitment on the part of the holders of Senior Indebtedness to extend credit to the Company, other than as set forth in the terms governing such Senior Indebtedness.

     SECTION 1008. Subordination May Not Be Impaired by the Company. No right of any present or future holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or anyone in custody of its assets or property or by its failure to comply with this Indenture.

     SECTION 1009. Distribution or Notice to Representatives. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representatives, if any.

     SECTION 1010. Rights of Trustee and Paying Agent. The Trustee or any Paying Agent may continue to make payments on the Notes unless, in the case of the Trustee, a Trust Officer or, in the case of a Paying Agent other than the Trustee, an officer of such Paying Agent, shall have received, at least three Business Days prior to the date such payments are due and payable, written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Article Ten. Only the Company or a Representative with respect to or holders of at least a majority in principal amount of an issue of Designated Senior Indebtedness may give such notice. Nothing contained in this Section 1010 shall limit the right of any holder of Senior Indebtedness to recover payments as contemplated by
Section 1004.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     SECTION 1011. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice. Notwithstanding any of the provisions of this Article Ten or any other provision of this Indenture, unless a Trust Officer has received a written notice pursuant to Section 1010, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee.

     SECTION 1012. Application by Trustee of Monies Deposited With It. Nothing contained in this Article Ten or elsewhere in this Indenture, or in the Notes, shall (i) affect the obligation of the Company to make, or prevent the Company from making, at any time except as specified in Section 1002 or 1003 to the extent provided therein, payments at any time with respect to the Notes, (ii) prevent the application by the Trustee or any Paying Agent of any monies held by the Trustee or such Paying Agent in trust for the benefit of the Holders of Notes as to which notice of redemption shall have been mailed or published, to the payment of or on account of the principal of or interest on the Notes if, at the time of such mailing or publishing, such payment would not have been prohibited by the foregoing provisions of this Article Ten or (iii) prevent the application by the Trustee or any Paying Agent of any monies deposited with it hereunder to the payment of or on account of the Notes if, at the time of such deposit, such payment would not have been prohibited by the foregoing provisions of this Article Ten and, if such monies have been deposited by the Company, the Trustee shall not have received with respect to such monies the written notice provided for in Section 1010.

     SECTION 1013. Trustee's Compensation Not Prejudiced. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee pursuant to
Section 507.

     SECTION 1014. Officers' Certificate. If there occurs an event referred to in Section 1002, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Indebtedness and the principal amount of Senior Indebtedness then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

     SECTION 1015. Certain Payments. Nothing in this Article Ten shall prevent or delay (i) the Company or any of its Subsidiaries from or in purchasing or redeeming any of the Notes pursuant to any Legal Requirement relating to the Company's gaming business or (ii) the receipt by the Holders of payments of principal of and interest on the Notes as provided in Section 302.

     SECTION 1016. Names of Representatives. The Company shall, upon request of the Trustee, provide to the Trustee an Officers' Certificate setting forth the name and address of each Representative of all outstanding Senior Indebtedness.

     SECTION 1017. No Fiduciary Duty Created to Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and, subject to the provisions of Article Five, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to

Holders, the Company or any other Person, monies or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and have caused their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                               AZTAR CORPORATION


                               By:___________________________
                                  Name:
                                  Title:

SEAL

Attest:_______________________

                               AMERICAN BANK NATIONAL
                                  ASSOCIATION

                               By:_____________________________
                                  Name:
                                  Title:

SEAL

Attest:________________________

                                                                       Exhibit A

                                [Face of Note]

No.                                                                 $

                               AZTAR CORPORATION

                   Incorporated under the laws of the State
                                  of Delaware

                   _____% Senior Subordinated Note Due 2004

          AZTAR CORPORATION promises to pay to ___________________ or registered assigns, the principal sum of ___________ Dollars on _______________, 2004 and to pay interest thereon semiannually in arrears at the rate of _____% per annum on _____________ and _______________ of each year until the principal hereof is paid or made available for payment. Payment of principal and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, AZTAR CORPORATION has caused this instrument to be duly executed in its corporate name under its corporate seal.


                                         AZTAR CORPORATION



                                         By:
                                             ---------------------------------

Attest:
        -----------------------------

                                         [SEAL]

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the _____% Senior Subordinated Notes Due 2004 issued under the within-mentioned Indenture.


Dated:

                                         AMERICAN BANK NATIONAL ASSOCIATION,
                                             as Trustee

                                         By:
                                             ---------------------------------
                                                    Authorized Signature

                                (Back of Note)

                               AZTAR CORPORATION

                     __% Senior Subordinated Note Due 2004

     1. Interest. AZTAR CORPORATION (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually in arrears on ________ and _____________ of each year. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ________, 1994. The Company will pay interest on overdue principal and premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note shown above. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on this Note (except Defaulted Interest) to the Person who is the registered Holder of this Note at the close of business on the Regular Record Date, which shall be the ________ and ________, as the case may be, next preceding the Interest Payment Date even though this Note is cancelled after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for, and any interest payable on such Defaulted Interest (to the extent lawful), will forthwith cease to be payable to the Holder of this Note on such Regular Record Date and shall be payable to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders not less than 15 days prior to such Special Record Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     3. Paying Agent and Registrar. American Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

     4. Indenture. The Company has issued the Notes under an indenture dated as of ________, 1994 (the "Indenture") among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior subordinated obligations of the Company limited to $180,000,000 in aggregate principal amount. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

     5. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

     6. Optional Redemption. The Notes may not be redeemed prior to ________, 1999. On or after such date, the Notes may be redeemed at the election of the Company in whole at any time or in part from time to time at the Redemption Prices (expressed in percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning ________ of the years indicated below:


     Year                           Percentage
     ----                           ----------
     1999                           [  ]%
     2000                           [  ]
     2001                           [  ]
     2002 and thereafter            [  ]

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed, at such Holder's last address, as it appears on the Register. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Notes or portions of them called for redemption.

     If less than all the Notes are to be redeemed, selection of the Notes will be made by the Trustee, pro rata or by lot or by any other means that the Trustee determines to be fair and appropriate.

     7. Redemption Pursuant to Gaming Jurisdiction Law. The Company is subject to the New Jersey Casino Control Act (the "New Jersey Act") and the Nevada Gaming Control Act (the "Nevada Act") and may become subject to applicable gaming laws, statutes, ordinances, codes, regulations, constitutional provisions, rule, orders, directives or other enforcement requirements in other jurisdictions in which it from time to time operates (any such jurisdiction, including New Jersey and Nevada, a "Gaming Jurisdiction" and any such provision, including the New Jersey Act and the Nevada Act, a "Gaming Jurisdiction Law"). If the New Jersey Casino Control Commission (the "New Jersey Commission") does not waive the requirement that a Holder or beneficial owner of the Notes must be licensed or found qualified or suitable to hold or own the Notes under the New Jersey Act, and if such Holder or such beneficial owner does not become so licensed or is not found qualified or suitable within any time period specified by the New Jersey Commission or the New Jersey Act, or if the Nevada Gaming Commission (the "Nevada Commission") finds a Holder or beneficial owner to be unsuitable under the Nevada Act or regulations of the Nevada Commission, or if any other gaming authority of any other Gaming Jurisdiction (a "Gaming Authority") requires that Holders or beneficial owners of the Notes be licensed or found qualified or suitable and such Gaming Authority fails to waive such requirement or such Holder or beneficial owner does not become so licensed or is not found qualified or suitable within the applicable time period, the Company shall have the right, at its option, (i) to require such Holder or beneficial owner to dispose of all or a portion of such Holder's or beneficial owner's Notes within 120 days after receipt of notice by such Holder or beneficial owner of such finding by the New Jersey Commission or the Nevada Commission or such other Gaming Authority, as the case may be (or such different period as may be prescribed by the New Jersey Commission or the Nevada Commission or such other Gaming Authority), or (ii) to call for redemption the Notes of such Holder or beneficial owner, on not less than 30 nor more than 60 days' notice (or such different period as may be prescribed by the applicable Gaming Authority). If such Holder or beneficial owner, having been given the opportunity by the Company to dispose of such Holder's or beneficial owner's Notes, shall have failed to do so within the prescribed time period, the Company shall have the right to redeem such Holder's or beneficial owner's Notes on five days' notice. On any redemption of Notes pursuant to this provision, the Redemption Price shall be without premium and the lower of (i) the price at which such Holder or beneficial owner acquired the Notes, together with (if permitted by the New Jersey Act or the Nevada Act or other applicable Gaming Jurisdiction Law, or by the orders of the New Jersey Commission or the Nevada Commission or the relevant Gaming Authority, as the case may be) accrued interest to the Redemption Date, and (ii) the lowest closing sale price of the Notes between the date of the notice given by the New Jersey Commission or the Nevada Commission or such other Gaming Authority and the date 10 days after such date, unless a Redemption Price or other payment, remuneration or related terms or restrictions are required by the New Jersey Commission or the Nevada Commission or such other Gaming Authority, as the case may be, in which event such price, terms and restrictions shall be the Redemption Price and terms of redemption. Each Holder and beneficial owner by accepting this Note agrees to the provisions set forth in this Paragraph and in the Indenture and agrees to inform the Company upon request of the price at which such Holder or beneficial owner acquired this Note.

     8. Optional Redemption upon Change of Control. The Indenture provides that after the occurrence of a Change of

Control, the Company shall have the right to redeem the Notes as provided in the Indenture.

     9. Persons Deemed Owners. The registered Holder of this Note may be treated as its owner for all purposes.

     10. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then Outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to Holders, to provide for uncertificated Notes or to make any change that does not adversely affect the rights of any Holder.

     11. Defaults and Remedies. An Event of Default, as defined in the Indenture, is: (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of principal of, or premium on, the Notes; (iii) failure by the Company for 60 days after notice to comply with any of its other agreements or covenants in the Indenture or the Notes; (iv) default under any mortgage, indenture or other instrument under which there may be secured or evidenced any other Indebtedness of the Company or any of its Restricted Subsidiaries and such Indebtedness shall have been accelerated (or shall have matured), provided that the principal amount of all such Indebtedness with respect to which such events of default have occurred and are continuing aggregates $5,000,000 or more; (v) judgments in an aggregate amount in excess of $5,000,000 have been rendered against the Company or a Restricted Subsidiary and either an enforcement proceeding shall have been commenced by any creditor upon any judgment or there shall be a period of 90 consecutive days during which a stay of enforcement of any such judgment shall not be in effect; (vi) certain events of bankruptcy, insolvency or reorganization; and (vii) any revocation, suspension or loss (with certain exceptions) of any Gaming License which results in the cessation or suspension of operation for a period of more than 90 days of the casino business of any casino hotel owned, leased or operated directly or indirectly by the Company or any of its Subsidiaries. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, all Outstanding Notes shall become due and payable immediately without further action or notice. In the event of a declaration of acceleration because an Event of Default as defined in clause (iv) above has occurred, and is continuing, such declaration and its consequences shall be automatically rescinded and annulled if (a) in the case of Indebtedness that has been accelerated, the holders of such Indebtedness shall have rescinded the declaration of acceleration and the consequences thereof within 10 days of such declaration or, in the case of Indebtedness that has matured, such Indebtedness has been discharged in full within 10 days following maturity, (b) the Company shall have delivered a notice of such rescission or discharge to the Trustee and
(c) no other Event of Default shall have occurred and be continuing. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish annual compliance certificates to the Trustee.

          12. Discharge or Defeasance Prior to Redemption or Maturity. Subject to certain conditions, including delivery of an Opinion of Counsel regarding certain tax matters, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium, if applicable, and accrued interest on the Notes to redemption or maturity, the Company will be Discharged (to the extent provided in the Indenture) from the Notes and the Indenture or the Company need not comply with certain terms of the Indenture.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, pay dividends, create or incur Indebtedness, create Liens, merge or consolidate with any other Person or sell, lease or otherwise transfer any of their properties or assets.

          14. Successor Corporation. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

          15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Subsidiaries or Affiliates, and may otherwise deal with the Company or its Subsidiaries or Affiliates, as if it were not the Trustee.

          16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          17. Unclaimed Money. If money for the payment of principal of or interest on any Note remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless applicable law designates another Person.

          18. Discharge Upon Redemption or Maturity. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled upon the payment of all Notes.

          19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          20. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

          21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM

(= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Note, in larger type. Requests may be made to Aztar Corporation, 2390 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, Attn: Corporate Secretary.

                                ASSIGNMENT FORM


          To assign this Note, fill in the form below: I or we assign and transfer this Note to



- --------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code)

and irrevocably appoint                          agent to transfer this Note on
                        ------------------------
the books of the Company.  The agent may substitute another to act for him.



- --------------------------------------------------------------------------------


Date:                    Your signature:
     -----------------                  ----------------------------------------


- ----------------------   (Sign exactly as your name appears on the other side
                         of this security)


                         Signature Guaranteed



                         By:
                            ----------------------------------------------------

                      OPTION OF HOLDER TO ELECT REPURCHASE

          The undersigned hereby irrevocably requests and instructs the Company to repay this Note pursuant to its terms at a price equal to the principal amount hereof, together with accrued and unpaid interest to the Change of Control Payment Date, to the undersigned at ___________________________________

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(Please print or type name and address of the undersigned)

          For this Note to be repaid, the Company must receive this Note with this "Option of Holder to Elect Repurchase" form duly completed at an office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York within the time periods for such repurchase set forth in the Indenture.

          If less than the entire principal of the within Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid:_________________________

Dated:__________________


                                          ------------------------------------
                                          Note:  The signature must correspond
                                          with the name as written upon the
                                          face of the Note in every particular
                                          without alteration or enlargement.